CSMC 2007-C4        COLLATERAL AND STRUCTURAL TERM SHEET         AUGUST 13, 2007

                                 CMBS NEW ISSUE

                                  CSMC 2007-C4

                       COLLATERAL & STRUCTURAL TERM SHEET

                                 $1,827,780,000

                                  (APPROXIMATE)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-C4

                             [COLUMN FINANCIAL LOGO]
                             A Credit Suisse Company

            [PNC(SM) LOGO]                            [ncb(TM) LOGO]

CREDIT SUISSE

                             PNC CAPITAL MARKETS LLC

                                                           RBS GREENWICH CAPITAL

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

I.  TRANSACTION OFFERING (1)

                                                                             ASSUMED
                       INITIAL       APPROXIMATE                             WEIGHTED
                      PRINCIPAL      % OF TOTAL                              AVERAGE
                      BALANCE          INITIAL    APPROXIMATE     INITIAL      LIFE    EXPECTED   EXPECTED
        EXPECTED     OR NOTIONAL      PRINCIPAL     CREDIT     PASS-THROUGH   (YEARS)  MATURITY   PRINCIPAL      LEGAL
CLASS  RATINGS(2)      AMOUNT          BALANCE      SUPPORT      RATE (3)       (4)      (4)      WINDOW (4)     STATUS    ERISA (5)
-----  ----------  --------------    -----------  -----------  ------------  --------  --------  -----------  ------------ --------
OFFERED CERTIFICATES:
  A-1   Aaa/AAA    $   26,000,000       1.21%       30.00%          %          2.7      04/12    10/07-04/12     Public       Yes
  A-2   Aaa/AAA    $  219,700,000      10.26%       30.00%          %          4.7      08/12    04/12-08/12     Public       Yes
  A-3   Aaa/AAA    $  333,838,000      15.59%       30.00%          %          6.7      07/14    05/14-07/14     Public       Yes
 A-AB   Aaa/AAA       $37,710,000       1.76%       30.00%          %          7.0      08/16    08/12-08/16     Public       Yes
  A-4   Aaa/AAA    $  339,000,000      15.83%       30.00%          %          9.6      06/17    08/16-06/17     Public       Yes
 A-1-A  Aaa/AAA    $  542,371,000      25.33%       30.00%          %          8.6      07/17    10/07-07/17     Public       Yes
  A-M   Aaa/AAA    $  214,089,000      10.00%       20.00%          %          9.9      07/17    07/17-07/17     Public       Yes
  A-J   Aaa/AAA    $  115,072,000       5.37%       14.63%          %          9.9      07/17    07/17-07/17     Public       Yes
 A-SP   Aaa/AAA                  (6)     N/A          N/A           %                                N/A         Public       Yes
NON-OFFERED CERTIFICATES (7):
  B      Aa1/AA+   $   24,085,000       1.13%       13.50%          %          9.9      08/17    07/17-08/17  Private-144A    Yes
  C       Aa2/AA   $   29,438,000       1.38%       12.13%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  D      Aa3/AA-   $   24,084,000       1.12%       11.00%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  E       A1/A+    $   18,733,000       0.88%       10.13%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  F        A2/A    $   18,733,000       0.88%        9.25%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  G       A3/A-    $   21,409,000       1.00%        8.25%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  H     Baa1/BBB+  $   21,409,000       1.00%        7.25%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  J      Baa2/BBB  $   26,761,000       1.25%        6.00%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  K     Baa3/BBB-  $   29,437,000       1.37%        4.63%          %          9.9      08/17    08/17-08/17  Private-144A    Yes
  L      Ba1/BB+   $   21,409,000       1.00%        3.63%          %          9.9      08/17    08/17-08/17  Private-144A     No
  M       Ba2/BB   $    8,028,000       0.37%        3.25%          %          9.9      08/17    08/17-08/17  Private-144A     No
  N      Ba3/BB-   $    5,352,000       0.25%        3.00%          %          9.9      08/17    08/17-08/17  Private-144A     No
  O       B1/B+    $    5,353,000       0.25%        2.75%          %          9.9      08/17    08/17-08/17  Private-144A     No
  P        B2/B    $    5,352,000       0.25%        2.50%          %          9.9      08/17    08/17-08/17  Private-144A     No
  Q       B3/B-    $    8,028,000       0.37%        2.13%          %          9.9      08/17    08/17-08/17  Private-144A     No
  S       NR/NR    $   45,494,356       2.13%        0.00%          %         10.2      04/27    08/17-04/27  Private-144A     No
 A-X     Aaa/AAA   $2,140,885,356(6)     N/A          N/A           %          8.4      04/27        N/A      Private-144A    Yes

(1) The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

(2) These classes are expected to be rated by Moody's Investors Service and Standard & Poor's Ratings Services. "NR" means not rated.

(3) Classes _, _ and _ will be fixed rate. Classes _, _ and _ will have a pass through rate that is fixed subject to the net WAC of the mortgage pool. Classes _ and _ will have a pass through rate that is equal to the net WAC of the mortgage pool.

(4) Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the free writing prospectus) pay in full on their respective anticipated repayment dates. Otherwise based on "Modeling Assumptions" set forth in the free writing prospectus. Assumed weighted average life expressed in years.

(5) Expected to be eligible for Credit Suisse Securities (USA) LLC individual prohibited transaction exemption under ERISA.

(6)  Notional Amount.

(7)  Not offered by the Free Writing Prospectus or this term sheet.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

II.  MORTGAGE LOAN SELLER PROFILE

     Column Financial, Inc. ("Column") will be selling 166 mortgage loans, representing 86.5% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. Column was established in August 1993 and is an indirect wholly-owned subsidiary of Credit Suisse Securities (USA) LLC. Column has originated more than 7,600 commercial and multifamily mortgage loans, totaling approximately $74.5 billion, since its inception. Column sources, underwrites and closes various mortgage loan products through 18 production offices located throughout the U.S. and Canada.

     PNC Bank, National Association ("PNC Bank") will be selling 23 mortgage loans, representing 8.9% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. PNC Bank is headquartered in Pittsburgh, Pennsylvania and is a wholly owned subsidiary of The PNC Financial Services Group, Inc., which had approximately $101.8 billion of assets as of December 31, 2006. PNC Bank has originated over 2,100 conduit loans totaling approximately $14 billion since 1998. PNC Bank's conduit operation, including origination, underwriting, and closing activities, is based in Overland Park, Kansas.

     NCB, FSB, will be selling 35 mortgage loans, representing 4.6% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB is headquartered in Hillsboro, Ohio and maintains offices in Arlington, VA and New York City. NCB, FSB is a wholly owned subsidiary of National Consumer Cooperative Bank. NCB, FSB, together with its parent, have securitized over $4.9 billion of commercial and multifamily loans in 38 public securitization transactions, including agency mortgage backed security transactions.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

III. COLLATERAL OVERVIEW (1)

-  MORTGAGE LOAN POOL
   Initial Mortgage Pool Balance:            $2,140,885,357
   Average Cut-off Date Principal Balance:   $9,557,524
   Loans / Properties:                       224 / 256
   Largest Loan:                             14.5%
   Five Largest Loans / Group of Loans:      35.0%
   Ten Largest Loans / Group of Loans:       44.2%

-  PROPERTY TYPE CONCENTRATIONS
   Office:                                   27.3%
   Multifamily (2):                          25.9%
   Retail:                                   20.5%
   Hotel:                                    19.7%
   Industrial:                               3.3%
   Mixed Use:                                2.4%
   Self Storage:                             0.7%
   Healthcare:                               0.1%
   Other:                                    0.1%

-  GEOGRAPHIC DISTRIBUTION
   California (3):                           29.2%
   New York:                                 18.3%
   Texas:                                    15.5%
   Florida:                                  5.7%
   Illinois:                                 3.2%
   Maryland:                                 2.5%
   Other:                                    31 other states and District of
                                             Columbia, each individually 2.5%
                                             or less

-  CREDIT STATISTICS
   Wtd. Avg. Underwritten DSCR (4):          1.33x
   Wtd. Avg. Cut-off Date LTV Ratio:         70.3%
   Wtd. Avg. Balloon/ARD LTV Ratio:          67.1%

(1) All information provided based on a Cut-off Date in September 2007 unless otherwise noted.

(2) Includes Manufactured Housing and RV Park properties which comprise 0.6% and 0.6% of the initial mortgage pool balance, respectively.

(3) Properties located in "Southern California" comprise 27.7% of the initial mortgage pool balance and properties located in "Northern California" comprise 1.5% of the initial mortgage pool balance. "Southern California" consists of mortgaged real properties in California in zip codes less than 93600. "Northern California" consists of mortgaged real properties in zip codes greater than or equal to 93600.

(4) For additional information about DSCR calculations for the mortgage loans, please refer to the free writing prospectus and the accompanying diskette.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

-  LOANS WITH RESERVE REQUIREMENTS (2, 3)
   Tax escrows:                              96.1%
   Insurance escrows:                        95.9%
   Cap. Ex escrows:                          81.5%
   TI/LC escrows (4):                        85.7%

-  MORTGAGE LOAN POOL CHARACTERISTICS
   Gross WAC:                                5.8591%
   Wtd. Avg. Remaining Term (5):             102
   Wtd. Avg. Seasoning:                      3
   Call Protection:                          All of the mortgage loans provide
                                             for either a prepayment lockout
                                             period ("Lockout"), a defeasance
                                             period ("Defeasance"), a yield
                                             maintenance premium period ("YMP"),
                                             or a combination thereof.
   Ownership Interest:                       99.5% (Fee), 0.5% (Fee/Leasehold)
   Delinquency:                              None of the mortgage loans will be
                                             delinquent with respect to any
                                             monthly debt service payment for
                                             30 days or more as of the
                                             September 2007 due date.

(1) All information provided based on a Cut-off Date in September 2007 unless otherwise noted.

(2)  Includes loans with provisions for upfront and/or collected reserves.

(3)  Includes loans that provide for springing reserves.

(4) TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.

(5) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

IV.  TRANSACTION OVERVIEW

OFFERED CERTIFICATES:      Classes A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J
                           and A-SP

PASS-THROUGH STRUCTURE:    Senior/Subordinate, Sequential Pay Pass-Through
                           Certificates

MORTGAGE LOAN SELLERS:     Column Financial, Inc., NCB, FSB and PNC Bank
                           National Association

SPONSORS:                  Column Financial, Inc., NCB, FSB and PNC Bank
                           National Association

BOOKRUNNER/LEAD MANAGER:   Credit Suisse Securities (USA) LLC

CO-MANAGERS:               Greenwich Capital Markets, Inc. and PNC
                           Capital Markets LLC

RATING AGENCIES:           Moody's Investors Service and Standard & Poor's
                           Ratings Services

MASTER SERVICERS:          KeyCorp Real Estate Capital Markets, Inc.,
                           Wachovia Bank, National Association, NCB, FSB, and Midland Loan Services, Inc.

PRIMARY SERVICERS:         Column Financial,  Inc., KeyCorp Real Estate
                           Capital Markets, Inc., Wachovia Bank, National
                           Association,  NCB, FSB, and Midland Loan Services,
                           Inc. No other primary servicer will service mortgage loans representing 10% or more of the initial mortgage pool balance.

SPECIAL SERVICER:          ING Clarion Partners, LLC and National Consumer
                           Cooperative Bank

TRUSTEE:                   Wells Fargo Bank, N.A.

CUT-OFF DATE:              September 2007

SETTLEMENT DATE:           On or about September 7, 2007

DISTRIBUTION DATE:         The fourth business day following the
                           Determination Date in each month, beginning
                           October 2007

DETERMINATION DATE:        The eleventh  calendar  day of the month, or, if the
                           eleventh calendar day is not a business day, the next succeeding business day, beginning in October 2007

MINIMUM DENOMINATIONS:     $10,000 for all offered Certificates and in
                           additional multiples of $1

SETTLEMENT TERMS:          DTC, Euroclear and Clearstream, same day funds, with
                           accrued interest

ERISA:                     Classes A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M,
                           A-J and A-SP are expected to be eligible for the Lead Manager's individual prohibited transaction exemption with respect to ERISA, subject to certain conditions of eligibility.

TAX TREATMENT:             REMIC

ANALYTICS:                 Cashflows are expected to be available through
                           Bloomberg, the Trepp Group, and Intex Solutions

TAX NOTICE:                THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE
                           USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING
                           U.S. FEDERAL, STATE, OR LOCAL TAX PENALTIES. THIS
                           TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR
                           IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE
                           MANAGERS OF THE TRANSACTIONS OR MATTERS ADDRESSED IN
                           THIS TERM SHEET. INVESTORS SHOULD SEEK ADVICE BASED
                           ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT
                           TAX ADVISOR.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

V.   STRUCTURE DESCRIPTION

- For purposes of distributions to the Class A-1, A-2, A-3, A-AB, A-4 and A-1-A Certificates, the mortgage loans will consist of two groups ("Loan Group No. 1" and "Loan Group No. 2"). Generally, principal and interest distributions relating to Loan Group No. 1 will be allocated to the Class A-AB Certificates (until its balance reaches a scheduled balance), then to the Class A-1, A-2, A-3, A-4, A-AB and A-1-A Certificates sequentially. Generally, principal and interest distributions relating to Loan Group No. 2 will be allocated to the Class A-1-A, then to the A-AB (until its balance reaches a scheduled balance), A-1, A-2, A-3, A-4 and A-AB Certificates sequentially. Please see the Free Writing Prospectus for more detailed information.

- All principal remaining after the Class A-1, A-2, A-3, A-AB, A-4 and A-1-A Certificates have been retired will be allocated sequentially starting with the Class A-M Certificates.

- The Class A-X and Class A-SP Certificates will collectively accrue interest on the total principal balance of the Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates. The Free Writing Prospectus describes the notional amounts on which the Classes A-X and A-SP will individually accrue interest.

- The Class A-X and Class A-SP Certificates will collectively accrue interest at a rate approximately equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for the Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates. The Free Writing Prospectus describes the pass-through rates at which the Classes A-X and A-SP Certificates will individually accrue interest.

- Losses will be allocated to each Class of Certificates in reverse order of priority starting with the Class S through and including the Class A-M. Any remaining losses will be allocated to Class A-1, A-2, A-3, A-AB, A-4 and A-1-A on a pro rata basis.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

VI. YIELD MAINTENANCE CHARGES ALLOCATION

YIELD MAINTENANCE CHARGES:       Yield Maintenance Charges will generally be
                                 distributed on each Distribution Date as follows: A portion (based on the product of the Base Interest Fraction and the Principal
                                 Entitlement Fraction as described below) will be delivered to one or more of the following
                                 Classes: A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M,
                                 A-J, B, C, D, E, F, G, H, J and K Certificates
                                 (the "Yield Maintenance Classes"). The entire amount remaining will be distributed to Class
                                 A-X, and in some cases, the Class A-SP
                                 Certificates.

                                 With respect to each Yield Maintenance Class, the "Base Interest Fraction" is a fraction, not greater than one or less than zero, having:

                                 - a numerator equal to the excess, if any, of the pass-through rate on such class of Certificates over the relevant discount rate, and

                                 - a denominator equal to the excess, if any, of the mortgage interest rate of the prepaid loan over the relevant discount rate.

                                 With respect to each Yield Maintenance Class, the "Principal Entitlement Fraction" is a fraction having:

                                 - a numerator equal to the total principal distributable on such class of Certificates attributable to the loan group that includes the prepaid mortgage loan on the subject Distribution Date, and

                                 -    a denominator equal to the total
                                      principal, distributable on all the
                                      Certificates, public and private,
                                      attributable to the loan group that
                                      includes the prepaid mortgage loan, on the subject Distribution Date.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

YIELD MAINTENANCE CHARGE
EXAMPLE: The following is an example of the Yield Maintenance Charge allocation based on the following assumptions:

                                 -    Class receiving 100% of the principal is
                                      A-1

                                 -    Mortgage rate: 8.00%

                                 -    The Discount Rate at time of prepayment:
                                      5.75%

                                 - The Class A-1 Pass-Through Rate is equal to 7.00%

METHOD                                      CLASS A-1 CERTIFICATES   CLASS A-X / CLASS A-SP CERTIFICATES
---------------------------------------------------------------------------------------------------------------
(Class Pass Through Rate - Discount Rate)   (7.00%-5.75%)            (100.00%-Class A-1 Certificate Percentage)
(Mortgage Rate-Discount Rate)               (8.00%-5.75%)
Yield Maintenance Charge Allocation         55.56%                   44.44%

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                               STRUCTURE OVERVIEW

                 LOAN GROUP 1 SHORT TERM COLLATERAL SUMMARY (1)

                                                    CUT-OFF
MORTGAGE                                              DATE
 LOAN                                               PRINCIPAL    BALLOON       PROPERTY
NUMBER                  PROPERTY NAME              BALANCE (1)   BALANCE         TYPE
----------  ------------------------------------  ------------  ------------  ------------
CLASS A-1
            CLASS A-1 TOTAL BALLOON PAYMENT                     $         --
            CLASS A-1 AMORTIZATION                              $ 26,000,000
                                                                ------------
            TOTAL CLASS A-1 CERTIFICATE BALANCE                 $ 26,000,000
                                                                ============
CLASS A-2
   210      Warner Robins MOB                     $  1,353,845  $  1,272,484     Office
   216      BILO's Retail Shops                   $  1,114,931  $  1,047,928     Retail
    2       245 Fifth Avenue                      $140,000,000  $140,000,000     Office
    33      82 Totowa Road                        $ 12,600,000  $ 12,600,000   Industrial
   168      Naperville Executive Center           $  2,007,617  $  1,880,808     Office
   169      Concentra Medical Building            $  1,994,826  $  1,874,516     Office
   204      Business Parkway Properties           $  1,436,328  $  1,350,713   Industrial
    43      268 Summer Street                     $ 10,000,000  $ 10,000,000     Office
   101      4355 Montgomery Road                  $  4,100,000  $  3,917,158     Office
   104      Shoppes at Taylor Ranch               $  4,000,000  $  4,000,000     Retail
   178      Desoto Self Storage                   $  1,880,000  $  1,817,509  Self Storage
    7       St. Luke's At Cypress Woods           $ 31,800,000  $ 31,800,000     Office
    81      Gateway Center                        $  5,646,969  $  5,382,717   Industrial
                                                                ------------
            CLASS A-2 TOTAL BALLOON PAYMENT                     $216,943,832
            CLASS A-2 AMORTIZATION                              $  2,756,168
                                                                ------------
            TOTAL CLASS A-2 CERTIFICATE BALANCE                 $219,700,000
                                                                ============
CLASS A-3
    1       Shutters on the Beach & Casa Del
            Mar Portfolio                         $310,000,000  $310,000,000      Hotel
   221      Lakeside Marketplace                  $  1,000,000  $    922,947     Retail
    16      The Can Company                       $ 22,640,000  $ 22,640,000   Mixed Use
                                                                ------------
            CLASS A-3 TOTAL BALLOON PAYMENT                     $333,562,947
            CLASS A-3 AMORTIZATION                              $    275,053
                                                                ------------
            TOTAL CLASS A-3 CERTIFICATE BALANCE                 $333,838,000
                                                                ============
CLASS A-AB
            CLASS A-AB TOTAL BALLOON PAYMENT                    $         --
            CLASS A-AB AMORTIZATION                             $ 37,710,000
                                                                ------------
            TOTAL CLASS A-AB CERTIFICATE BALANCE                $ 37,710,000
                                                                ============

             WEIGHTED   WEIGHTED                WEIGHTED
MORTGAGE     AVERAGE    AVERAGE     WEIGHTED     AVERAGE
 LOAN      REMAINING  REMAINING  AVERAGE CUT-      U/W
NUMBER         TERM     IO TERM   OFF DATE LTV    DSCR
----------  ---------  ---------  ------------  --------
CLASS A-1



CLASS A-2
   210         55         N/A         79.6%       1.36x
   216         55         N/A         76.9%       1.48x
    2          56          56         73.3%       1.34x
    33         56          56         79.7%       1.34x
   168         56         N/A         63.7%       1.49x
   169         57         N/A         75.3%       1.21x
   204         57         N/A         62.4%       1.54x
    43         58          58         55.2%       1.20x
   101         58          10         78.8%       1.20x
   104         58          58         69.0%       1.55x
   178         58          22         76.7%       1.37x
    7          59          59         83.0%       1.20x
    81         59         N/A         67.5%       1.07x
               57          52         74.1%       1.31x


CLASS A-3
    1
               80          80         68.9%       1.29x
   221         81          9          74.1%       1.22x
    16         82          82         80.0%       1.24x
               80          80         69.7%       1.29x





CLASS A-AB

(1)  Based on a September 2007 Cut-Off Date.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

VII. ADDITIONAL DEAL FEATURES

PREPAYMENT INTEREST
SHORTFALLS:                      Any Prepayment Interest Shortfalls that are not
                                 offset by the compensating payments made in limited circumstances by the applicable Master
                                 Servicer will generally be allocated pro-rata to each interest-bearing Class of Certificates in proportion to the amount of interest accrued on such Class for such distribution date.

ADVANCES:                        The applicable Master Servicer will generally
                                 be required to advance delinquent scheduled payments of principal and interest on the related mortgage loans (excluding any balloon payments, default interest or excess interest) and other required amounts through liquidation, subject to recoverability standard. The applicable Master Servicer will be required to make advances for those balloon loans that become defaulted after their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In the event that the applicable Master Servicer fails to make a required advance of delinquent scheduled payments of principal and interest, the Trustee will be obligated to make the advance.

OPTIONAL TERMINATION:            On any Distribution Date on which the mortgage
                                 pool balance, net of outstanding advances of principal, is less than 1% of the initial mortgage pool balance, the issuing entity may be terminated and the Certificates retired at the option of any of the following parties: any single holder or group of holders of a majority of the total outstanding principal balance of certificates of the Series 2007-C4 controlling class (as described in the Free Writing
                                 Prospectus), the Special Servicer, or the Master Servicers. The relative priorities of such parties with respect to exercising this option are described in the Free Writing
                                 Prospectus.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                       MORTGAGED REAL PROPERTIES BY STATE

                                      [MAP]

                                                                       WEIGHTED
                             NUMBER OF                  PERCENTAGE OF  AVERAGE                WEIGHTED
                             MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE  WEIGHTED    AVERAGE
                              REAL         PRINCIPAL    MORTGAGE POOL  INTEREST    AVERAGE  CUT-OFF DATE
STATE                       PROPERTIES    BALANCE (1)      BALANCE        RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------
California                       23     $  624,976,228       29.2%       5.5196%    1.30x      65.8%
   Southern California (2)       19        593,229,545       27.7%       5.4928%    1.30       65.6%
   Northern California (2)        4         31,746,683        1.5%       6.0214%    1.38       69.6%
New York                         24        392,096,898       18.3%       5.7620%    1.44       68.7%
Texas                            41        332,360,024       15.5%       6.0818%    1.28       77.5%
Florida                          13        121,240,160        5.7%       6.1267%    1.20       72.1%
Illinois                         17         68,735,896        3.2%       6.1332%    1.38       73.8%
Maryland                          8         52,887,783        2.5%       5.8152%    1.30       77.1%
Georgia                          18         52,634,949        2.5%       5.9099%    1.32       72.4%
New Jersey                        7         46,688,156        2.2%       5.9674%    1.32       65.6%
Nevada                            5         45,682,968        2.1%       5.9089%    1.50       62.7%
Arizona                           6         43,972,011        2.1%       5.9934%    1.29       72.7%
Oklahoma                          7         36,932,431        1.7%       5.9348%    1.33       73.1%
Ohio                             10         33,883,317        1.6%       6.4117%    1.34       70.4%
Virginia                          7         31,476,757        1.5%       6.0846%    1.33       70.5%
Pennsylvania                     10         28,558,078        1.3%       6.0139%    1.29       72.9%
Washington                        6         26,310,214        1.2%       6.1156%    1.39       74.8%
Minnesota                         1         26,000,000        1.2%       6.2500%    1.20       76.5%
Colorado                          5         24,121,058        1.1%       6.3262%    1.21       71.2%
North Carolina                    8         20,227,905        0.9%       6.5058%    1.40       71.2%
Kentucky                          3         20,188,577        0.9%       5.9744%    1.47       73.0%
Alabama                           7         18,397,500        0.9%       5.8862%    1.34       74.3%
Massachusetts                     2         14,877,467        0.7%       6.0174%    1.25       60.3%
Louisiana                         2         13,053,519        0.6%       6.1583%    1.52       75.1%
Missouri                          4         10,587,363        0.5%       6.0791%    1.24       74.1%
Michigan                          4          8,333,590        0.4%       6.2157%    1.49       67.7%
Connecticut                       1          5,400,000        0.3%       5.8800%    1.22       76.1%
South Carolina                    3          5,022,658        0.2%       5.8341%    1.36       76.4%
Wisconsin                         1          4,662,000        0.2%       6.3600%    1.16       79.4%
Kansas                            2          4,091,132        0.2%       6.9574%    1.56       51.0%
New Mexico                        1          4,000,000        0.2%       6.3500%    1.55       69.0%
Rhode Island                      1          3,686,837        0.2%       6.6300%    1.20       73.7%
Montana                           1          3,500,000        0.2%       6.5300%    1.34       74.9%
Tennessee                         1          3,000,000        0.1%       6.3150%    1.70       63.2%
South Dakota                      1          2,993,276        0.1%       6.6600%    1.42       62.4%
Arkansas                          1          2,673,086        0.1%       6.5400%    1.20       76.4%
Iowa                              2          2,587,383        0.1%       6.5184%    1.26       73.4%
Mississippi                       1          1,880,000        0.1%       6.4200%    1.37       76.7%
District of Columbia              1          1,700,000        0.1%       5.9500%    1.25       73.9%
Nebraska                          1          1,466,133        0.1%       6.0600%    1.22       78.0%
                            -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         256     $2,140,885,357      100.0%       5.8591%    1.33x      70.3%
                            =============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                  [Pie Chart]

                                                            WEIGHTED
               NUMBER OF                     PERCENTAGE OF  AVERAGE               WEIGHTED
               MORTGAGED     CUT-OFF DATE       INITIAL     MORTGAGE  WEIGHTED    AVERAGE
                  REAL          PRINCIPAL     MORTGAGE POOL  INTEREST  AVERAGE   CUT-OFF DATE
PROPERTY TYPE  PROPERTIES     BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------
Office             48       $  583,862,025       27.3%      5.7499%     1.29x      68.6%
Multifamily        67          554,340,649       25.9%      5.8723%     1.39       71.8%
Retail             87          439,894,041       20.5%      6.0669%     1.30       71.9%
Hotel              18          420,761,316       19.7%      5.7047%     1.34       68.0%
Industrial         13           71,697,276        3.3%      6.0453%     1.28       72.5%
Mixed Use          12           52,441,644        2.4%      6.0254%     1.26       76.3%
Self Storage        9           14,129,972        0.7%      6.2296%     1.48       71.9%
Healthcare          1            2,334,356        0.1%      6.4200%     2.53       37.1%
Other               1            1,424,079        0.1%      6.8907%     1.14       64.7%
               ------------------------------------------------------------------------------
                  256       $2,140,885,357      100.0%      5.8591%     1.33x      70.3%
               ==============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                 WEIGHTED
                                                        NUMBER OF                 PERCENTAGE OF  AVERAGE               WEIGHTED
                                                        MORTGAGED  CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED    AVERAGE
                                  PROPERTY                REAL       PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE                     SUB-TYPE             PROPERTIES   BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
OFFICE
                         Central Business District         13      $294,711,898        13.8%      5.5380%    1.31x      67.5%
                         Suburban                          35       289,150,127        13.5%      5.9658%    1.27       69.7%
                                                       ---------------------------------------------------------------------------
TOTAL/ WEIGHTED AVERAGE:                                   48      $583,862,025        27.3%      5.7499%    1.29x      68.6%
                                                       ===========================================================================
MULTIFAMILY
                         Conventional                      57      $528,735,954        24.7%      5.8447%    1.39x      71.9%
                         Manufactured Housing               7        13,635,695         0.6%      6.4547%    1.40       71.3%
                         RV Park                            3        11,969,000         0.6%      6.4300%    1.24       68.0%
                                                       ---------------------------------------------------------------------------
TOTAL/ WEIGHTED AVERAGE:                                   67      $554,340,649        25.9%      5.8723%    1.39x      71.8%
                                                       ===========================================================================
RETAIL
                         Anchored                          27      $232,699,742        10.9%      6.0364%    1.30x      72.2%
                         Unanchored                        60       207,194,299         9.7%      6.1011%    1.29       71.5%
                                                       ---------------------------------------------------------------------------
TOTAL/ WEIGHTED AVERAGE:                                   87      $439,894,041        20.5%      6.0669%    1.30x      71.9%
                                                       ===========================================================================
HOTEL
                         Full Service                       4      $346,153,866        16.2%      5.5672%    1.29x      68.4%
                         Limited Service                   14        74,607,450         3.5%      6.3430%    1.57       66.5%
                                                       ---------------------------------------------------------------------------
TOTAL/ WEIGHTED AVERAGE:                                   18      $420,761,316        19.7%      5.7047%    1.34x      68.0%
                                                       ===========================================================================

(1) BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                     WEIGHTED
                         NUMBER OF                    PERCENTAGE OF  AVERAGE                WEIGHTED
                         MORTGAGED    CUT-OFF DATE       INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                           REAL        PRINCIPAL      MORTGAGE POOL  INTEREST  AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST       PROPERTIES     BALANCE (1)      BALANCE      RATES    U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------
Fee                          254     $2,130,494,225       99.5%       5.8590%    1.33x       70.4%
Fee/Leasehold                  2         10,391,132        0.5%       5.8960%    1.61        62.7%
                         ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      256     $2,140,885,357      100.0%       5.8591%    1.33x       70.3%
                         ==============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                   [Bar Chart]

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                             UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE     CUT-OFF DATE
PRINCIPAL BALANCES (1)          LOANS       BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------
$922,658 - 1,000,000               4      $    3,910,573         0.2%       6.2171%      1.43x        70.7%
1,000,001 - 1,500,000             23          30,334,340         1.4%       6.2546%      1.42         68.2%
1,500,001 - 2,000,000             29          51,173,381         2.4%       6.2192%      1.38         67.7%
2,000,001 - 2,500,000             23          52,012,304         2.4%       6.1533%      1.39         69.4%
2,500,001 - 3,000,000             14          38,702,226         1.8%       6.2520%      1.44         65.8%
3,000,001 - 3,500,000             15          49,043,527         2.3%       6.3010%      1.39         68.7%
3,500,001 - 4,000,000             15          56,866,495         2.7%       6.1881%      1.30         70.1%
4,000,001 - 4,500,000              6          24,822,833         1.2%       6.1252%      1.32         66.1%
4,500,001 - 5,000,000              8          38,183,849         1.8%       6.0887%      1.24         75.6%
5,000,001 - 6,000,000             14          77,433,553         3.6%       6.3553%      1.35         65.1%
6,000,001 - 7,000,000             10          65,548,631         3.1%       6.2190%      1.41         69.0%
7,000,001 - 8,000,000              6          45,564,950         2.1%       5.9746%      1.34         72.1%
8,000,001 - 9,000,000             10          85,193,023         4.0%       5.9653%      1.36         72.6%
9,000,001 - 10,000,000             8          78,442,000         3.7%       6.0361%      1.31         73.5%
10,000,001 - 12,500,000            6          69,955,000         3.3%       5.9588%      1.30         76.4%
12,500,001 - 15,000,000            9         119,501,126         5.6%       5.9277%      1.30         73.8%
15,000,001 - 17,500,000            2          30,576,000         1.4%       5.9998%      1.22         72.7%
17,500,001 - 19,000,000            1          18,000,000         0.8%       5.7500%      1.16         82.4%
19,000,001 - 24,000,000            8         175,871,547         8.2%       6.1795%      1.22         74.4%
24,000,001 - 30,000,000            3          83,450,000         3.9%       5.8442%      1.19         76.7%
30,000,001 - 72,000,000            5         196,300,000         9.2%       5.9724%      1.34         75.1%
72,000,001 - 95,000,000            2         185,000,000         8.6%       5.4127%      1.52         60.7%
95,000,001 - 145,000,000           2         255,000,000        11.9%       5.4311%      1.32         67.4%
145,000,001 - $310,000,000         1         310,000,000        14.5%       5.5000%      1.29         68.9%
                             ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          224      $2,140,885,357       100.0%       5.8591%      1.33x        70.3%
                             ==================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $310,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $922,658
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):     $9,557,524

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issufng trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                  [Bar Chart]

                                                                      WEIGHTED
                           NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED
                          UNDERLYING  CUT-OFF DATE        INITIAL     MORTGAGE  WEIGHTED     AVERAGE
RANGE OF                   MORTGAGE     PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE
U/W DSCRS                   LOANS      BALANCE (1)       BALANCE        RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------
1.07x - 1.11                   3      $   44,446,969        2.1%       6.1909%    1.10x       72.2%
1.12  - 1.17                  12         175,976,079        8.2%       5.9607%    1.16        75.3%
1.18  - 1.22                  57         329,699,453       15.4%       6.1826%    1.20        74.6%
1.23  - 1.26                  29         174,291,909        8.1%       6.0089%    1.25        75.7%
1.27  - 1.29                  19         419,954,650       19.6%       5.6653%    1.29        70.0%
1.30  - 1.35                  34         570,961,368       26.7%       5.6759%    1.32        68.8%
1.36  - 1.40                  17         110,427,381        5.2%       5.8996%    1.38        63.8%
1.41  - 1.45                   6          13,483,528        0.6%       6.3523%    1.42        71.2%
1.46  - 1.51                   8          35,010,937        1.6%       6.2274%    1.48        66.3%
1.52  - 1.59                  13          58,943,735        2.8%       6.0445%    1.54        71.3%
1.60  - 1.68                  10          44,724,272        2.1%       6.0484%    1.63        69.3%
1.69  - 1.84                   6         109,019,612        5.1%       5.6130%    1.73        61.4%
1.85  - 2.04                   6          45,186,020        2.1%       5.8831%    1.88        66.6%
2.05  - 3.08x                  4           8,759,443        0.4%       6.2079%    2.48        37.4%
                          -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      224      $2,140,885,357      100.0%       5.8591%    1.33x       70.3%
                          =============================================================================

MAXIMUM U/W DSCR:     3.08x
MINIMUM U/W DSCR:     1.07x
WTD. AVG. U/W DSCR:   1.33x

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                     CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                 [Bar Chart]

                                                                     WEIGHTED
                           NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                          UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------
30.6%-40.0%                     4     $    9,909,443        0.5%      6.2231%    2.34x       35.2%
40.1%-50.0%                     5         25,923,085        1.2%      6.1507%    1.52        43.7%
50.1%-60.0%                    26        182,557,069        8.5%      5.8093%    1.39        57.7%
60.1%-65.0%                    21        275,430,758       12.9%      5.6601%    1.46        61.4%
65.1%-70.0%                    37        542,837,984       25.4%      5.7653%    1.30        68.5%
70.1%-73.0%                    21        107,441,268        5.0%      5.9665%    1.27        71.4%
73.1%-75.0%                    27        293,254,892       13.7%      5.7437%    1.36        73.7%
75.1%-77.5%                    32        270,929,933       12.7%      6.0633%    1.23        76.0%
77.6%-78.5%                    10         76,681,912        3.6%      5.9277%    1.25        78.2%
78.6%-79.0%                     4         22,095,788        1.0%      6.1992%    1.26        78.8%
79.1%-79.5%                    13         93,156,247        4.4%      5.8571%    1.24        79.3%
79.6%-80.0%                    19        157,945,089        7.4%      5.9985%    1.32        79.9%
80.1%-83.1%                     5         82,721,888        3.9%      6.2957%    1.23        82.4%
                          ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       224     $2,140,885,357      100.0%      5.8591%    1.33x       70.3%
                          ============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     83.1%
MINIMUM CUT-OFF DATE LTV RATIO (1):     30.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   70.3%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             MORTGAGE INTEREST RATES

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
                         UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED    AVERAGE
      RANGE OF            MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
MORTGAGE INTEREST RATES     LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
5.3300% - 5.5000%             6      $  760,000,000      35.5%       5.4555%    1.36x       66.6%
5.5001% - 5.7500%            28         341,383,016      15.9%       5.7002%    1.28        75.1%
5.7501% - 5.8500%            17         137,896,366       6.4%       5.8111%    1.43        73.6%
5.8501% - 6.0000%            37         176,884,282       8.3%       5.9192%    1.34        73.7%
6.0001% - 6.1000%            20         110,573,256       5.2%       6.0542%    1.34        66.8%
6.1001% - 6.2500%            26         189,273,630       8.8%       6.1976%    1.27        73.6%
6.2501% - 6.5000%            62         303,072,555      14.2%       6.3830%    1.32        68.8%
6.5001% - 7.6307%            28         121,802,251       5.7%       6.7841%    1.28        73.4%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     224      $2,140,885,357     100.0%       5.8591%    1.33x       70.3%
                         ============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.6307%
MINIMUM MORTGAGE INTEREST RATE:     5.3300%
WTD. AVG. MORTGAGE INTEREST RATE:   5.8591%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE     REMAINING
LOAN TYPE                             LOANS       BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans             51      $1,309,923,000      61.2%       5.7095%    1.34x       69.2%            95
Balloon Loans with Partial IO Term      76         482,415,900      22.5%       6.0006%    1.25        75.1%            40
Balloon Loan without IO Term            94         343,979,245      16.1%       6.2174%    1.40        68.1%           N/A
ARD Loans without IO Term                2           2,676,080       0.1%       6.4713%    1.23        66.0%           N/A
Fully Amortizing                         1           1,891,132       0.1%       7.3500%    1.52        50.4%             0
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                224      $2,140,885,357     100.0%       5.8591%    1.33x       70.3%           N/A
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                   WEIGHTED
       RANGE OF          NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
    ORIGINAL TERMS      UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED    AVERAGE
  TO STATED MATURITY     MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST  AVERAGE   CUT-OFF DATE
    (MONTHS) (1)          LOANS       BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------
60                           19     $  302,592,017      14.1%       5.8896%    1.32x       73.7%
61  -  84                     5        374,640,000      17.5%       5.5446%    1.33        70.3%
85  - 120                   171      1,248,949,773      58.3%       5.9263%    1.34        68.9%
121 - 240                    29        214,703,566      10.0%       5.9745%    1.31        74.1%
                        ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     224     $2,140,885,357     100.0%       5.8591%    1.33x       70.3%
                        ============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                     WEIGHTED
       RANGE OF           NUMBER OF                  PERCENTAGE OF    AVERAGE               WEIGHTED
   REMAINING TERMS       UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE  WEIGHTED     AVERAGE
  TO STATED MATURITY      MORTGAGE      PRINCIPAL    MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE
    (MONTHS) (1,2)         LOANS       BALANCE (2)      BALANCE        RATES   U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------
55  -  70                    20      $  312,592,017      14.6%        5.8768%    1.32x       73.9%
71  -  90                     4         364,640,000      17.0%        5.5461%    1.33        70.0%
91  - 115                    28         108,873,701       5.1%        6.0043%    1.44        72.2%
116 - 119                   164       1,320,817,545      61.7%        5.9213%    1.32        69.3%
120 - 235                     8          33,962,094       1.6%        6.1764%    1.27        72.5%
                         -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     224      $2,140,885,357     100.0%        5.8591%    1.33x       70.3%
                         =============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1,2):     235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1,2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1,2):   102

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF  AVERAGE                WEIGHTED
RANGE OF                 UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
ORIGINAL AMORTIZATION     MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
TERMS (MONTHS) (1)         LOANS       BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
Interest Only                51      $1,309,923,000      61.2%       5.7095%    1.34x       69.2%
240 - 300                    17          79,762,922       3.7%       6.2655%    1.48        63.1%
301 - 360                   156         751,199,435      35.1%       6.0769%    1.29        73.1%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     224      $2,140,885,357     100.0%       5.8591%    1.33x       70.3%
                         ============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
RANGE OF                 UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED    AVERAGE
REMAINING AMORTIZATION    MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
TERMS (MONTHS) (1, 2)      LOANS       BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
Interest Only                51      $1,309,923,000       61.2%      5.7095%    1.34x       69.2%
235 - 240                     2          10,391,132        0.5%      6.0085%    1.27        67.3%
241 - 300                    15          69,371,790        3.2%      6.3040%    1.52        62.4%
301 - 355                    13          35,378,424        1.7%      6.0982%    1.35        71.9%
356 - 360                   143         715,821,010       33.4%      6.0758%    1.29        73.1%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     224      $2,140,885,357      100.0%      5.8591%    1.33x       70.3%
                         ============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     235
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   352

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                       YEARS BUILT/YEARS RENOVATED (1, 2)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF YEARS          REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
  BUILT/RENOVATED (1)     PROPERTIES     BALANCE (3)       BALANCE        RATE     U/W DSCR   LTV RATIO (3)
-----------------------------------------------------------------------------------------------------------
1910 - 1985                    38      $  216,224,530       10.1%        5.9151%     1.47x        66.8%
1986 - 1995                    37         421,516,594       19.7%        5.7261%     1.28         65.7%
1996 - 2000                    40         507,226,470       23.7%        5.7472%     1.33         72.1%
2001 - 2007                   140         994,493,683       46.5%        5.9590%     1.32         72.1%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       255      $2,139,461,278        100%        5.8585%     1.33x        70.3%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED         1910
WTD. AVG. YEAR BUILT/RENOVATED:     1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2) DOES NOT INCLUDE THE 32-27/32-35 FRANCIS LEWIS BLVD. MORTGAGED REAL PROPERTY, WHICH IS SECURED BY A PARKING LOT.

(3)  Based on a Cut-off Date in September 2007.

                     OCCUPANCY RATES AT UNDERWRITING (1)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF                REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
50% - 75%                         18      $  226,132,909        10.6%       5.8621%     1.37x        67.0%
76% - 85%                         20         294,782,760        13.8%       5.6713%     1.31         71.2%
86% - 90%                         17         204,378,120         9.5%       5.7971%     1.46         69.5%
91% - 95%                         38         365,089,672        17.1%       5.7908%     1.27         69.1%
96% - 97%                         19         250,780,723        11.7%       5.7267%     1.32         69.5%
98% - 100%                       144         799,721,173        37.4%       6.0161%     1.32         72.0%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          256      $2,140,885,357       100.0%       5.8591%     1.33x        70.3%
                             =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      50%
WTD. AVG. OCCUPANCY RATE AT U/W:    91%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) FOR HOSPITALITY PROPERTIES AND RV PARK PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                   PREPAYMENT PROVISIONS AS OF CUT-OFF DATE (1)

                                                                                                        WEIGHTED
                                                                                                         AVERAGE
                                                                                         WEIGHTED       REMAINING
                                                                          WEIGHTED        AVERAGE        LOCKOUT
                                                                           AVERAGE       REMAINING       PLUS YM        WEIGHTED
        RANGE OF           NUMBER OF                    PERCENTAGE OF     REMAINING       LOCKOUT      PLUS STATIC       AVERAGE
   REMAINING TERMS TO     UNDERLYING    CUT-OFF DATE     INITIAL NET       LOCKOUT        PLUS YM        PREMIUM        REMAINING
     STATED MATURITY       MORTGAGE       PRINCIPAL     MORTGAGE POOL      PERIOD         PERIOD         PERIOD         MATURITY
     (MONTHS) (1,2)          LOANS       BALANCE (1)       BALANCE      (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
55  - 100                      24      $  677,232,017        31.6%            21             61             61              69
101 - 119                     192       1,429,691,246        66.8%            82            113            113             117
120 - 235                       8          33,962,094         1.6%           123            123            123             127
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       224      $2,140,885,357       100.0%            63             96             96             102
                          =========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                               PREPAYMENT OPTIONS

                                                                                                        WEIGHTED
                                                                                                         AVERAGE
                                                                                         WEIGHTED       REMAINING
                                                                          WEIGHTED        AVERAGE        LOCKOUT
                                                                           AVERAGE       REMAINING       PLUS YM        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF     REMAINING       LOCKOUT      PLUS STATIC       AVERAGE
                          UNDERLYING    CUT-OFF DATE     INITIAL NET       LOCKOUT        PLUS YM        PREMIUM        REMAINING
                           MORTGAGE       PRINCIPAL     MORTGAGE POOL      PERIOD         PERIOD         PERIOD         MATURITY
PREPAYMENT OPTIONS           LOANS       BALANCE (1)       BALANCE      (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance          190      $1,315,252,843        61.4%           99             99             99              105
Yield Maintenance               4         530,000,000        24.8%            0             90             90               94
Lockout / Yield
Maintenance                    30         295,632,514        13.8%           19             98             98              103
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       224      $2,140,885,357       100.0%           63             96             96              102
                          =========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                               WEIGHTED
                          OPEN PERIOD                    PERCENTAGE OF   WEIGHTED   WEIGHTED    AVERAGE                 WEIGHTED
                           NUMBER OF     CUT-OFF DATE       INITIAL       AVERAGE    AVERAGE   MORTGAGE   WEIGHTED      AVERAGE
RANGE OF                    MORTGAGE       PRINCIPAL     MORTGAGE POOL     OPEN       LOAN     INTEREST    AVERAGE    CUT-OFF DATE
OPEN PERIODS                 LOANS        BALANCE (1)       BALANCE       PERIOD      TERM       RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
3 - 4                         140       $1,494,936,007        69.8%          4         107      5.8246%     1.31x        70.0%
5 - 6                          77          337,977,462        15.8%          6         117      6.1536%     1.25         71.1%
7 - 8                           4          161,121,888         7.5%          7         101      5.8760%     1.64         69.4%
9 - 60                          3          146,850,000         6.9%         25          61      5.5143%     1.35         72.8%
                          --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       224       $2,140,885,357       100.0%          6         105      5.8591%     1.33x        70.3%
                          ========================================================================================================

MAXIMUM OPEN PERIOD:     60
MINIMUM OPEN PERIOD:      3
WTD. AVG. OPEN PERIOD:    6

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                 WEIGHTED
                                 PERCENTAGE OF    AVERAGE                 WEIGHTED
                 CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
CONCENTRATION     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------
Top 1           $  310,000,000        14.5%       5.5000%     1.29x        68.9%
Top 3              565,000,000        26.4%       5.4689%     1.30         68.2%
Top 5              750,000,000        35.0%       5.4550%     1.36         66.4%
Top 7              853,800,000        39.9%       5.5334%     1.34         67.8%
Top 10             946,300,000        44.2%       5.5623%     1.35         68.2%
                --------------------------------------------------------------------
ENTIRE POOL     $2,140,885,357       100.0%       5.8591%     1.33x        70.3%
                ====================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                    GROUP NO. 1 MORTGAGED REAL PROPERTIES BY
                                      STATE

                                                                  WEIGHTED
                     NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                     MORTGAGED    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED     AVERAGE
                       REAL         PRINCIPAL        GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
STATE               PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
California               18      $  620,883,572        38.8%       5.5184%     1.30x        65.9%
   Southern
   California (2)        14         589,136,889        36.9%       5.4912%     1.30         65.7%
   Northern
   California (2)         4          31,746,683         2.0%       6.0214%     1.38         69.6%
New York                 12         229,716,898        14.4%       5.7302%     1.30         72.5%
Texas                    22         138,062,688         8.6%       6.3380%     1.29         76.7%
Florida                   9          64,613,869         4.0%       6.4326%     1.21         68.8%
Illinois                 15          63,240,664         4.0%       6.1271%     1.39         73.5%
Maryland                  8          52,887,783         3.3%       5.8152%     1.30         77.1%
Georgia                  17          51,295,797         3.2%       5.8898%     1.32         72.3%
New Jersey                7          46,688,156         2.9%       5.9674%     1.32         65.6%
Arizona                   5          34,422,011         2.2%       6.0126%     1.29         70.8%
Minnesota                 1          26,000,000         1.6%       6.2500%     1.20         76.5%
Oklahoma                  5          24,389,658         1.5%       6.1374%     1.30         73.0%
Virginia                  6          24,276,807         1.5%       6.0948%     1.35         68.3%
Colorado                  5          24,121,058         1.5%       6.3262%     1.21         71.2%
Pennsylvania              7          21,502,978         1.3%       6.0724%     1.28         74.4%
Ohio                      5          20,263,485         1.3%       6.4120%     1.22         75.5%
North Carolina            7          18,812,905         1.2%       6.5175%     1.41         71.3%
Alabama                   7          18,397,500         1.2%       5.8862%     1.34         74.3%
Washington                4          16,611,888         1.0%       6.2501%     1.44         75.2%
Nevada                    3          15,382,968         1.0%       6.2416%     1.74         56.0%
Massachusetts             2          14,877,467         0.9%       6.0174%     1.25         60.3%
Missouri                  4          10,587,363         0.7%       6.0791%     1.24         74.1%
Kentucky                  2           8,588,577         0.5%       6.3991%     1.75         63.6%
Michigan                  4           8,333,590         0.5%       6.2157%     1.49         67.7%
Connecticut               1           5,400,000         0.3%       5.8800%     1.22         76.1%
South Carolina            3           5,022,658         0.3%       5.8341%     1.36         76.4%
Wisconsin                 1           4,662,000         0.3%       6.3600%     1.16         79.4%
Kansas                    2           4,091,132         0.3%       6.9574%     1.56         51.0%
New Mexico                1           4,000,000         0.3%       6.3500%     1.55         69.0%
Rhode Island              1           3,686,837         0.2%       6.6300%     1.20         73.7%
Louisiana                 1           3,093,519         0.2%       6.9900%     1.50         59.5%
Tennessee                 1           3,000,000         0.2%       6.3150%     1.70         63.2%
South Dakota              1           2,993,276         0.2%       6.6600%     1.42         62.4%
Arkansas                  1           2,673,086         0.2%       6.5400%     1.20         76.4%
Iowa                      2           2,587,383         0.2%       6.5184%     1.26         73.4%
Mississippi               1           1,880,000         0.1%       6.4200%     1.37         76.7%
Nebraska                  1           1,466,133         0.1%       6.0600%     1.22         78.0%
                    ---------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE:             192      $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                    =================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                    GROUP NO. 1 MORTGAGED REAL PROPERTIES BY
                                PROPERTY SUB-TYPE

                                                                               WEIGHTED
                                    NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                    MORTGAGED   CUT-OFF DATE    INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY              REAL        PRINCIPAL        GROUP 1     INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE           PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
OFFICE
                Central Business       13       $294,711,898        18.4%       5.5380%     1.31x        67.5%
                District
                Suburban               35        289,150,127        18.1%       5.9658%     1.27         69.7%
                                   -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                48       $583,862,025        36.5%       5.7499%     1.29x        68.6%
                                   ===============================================================================
RETAIL
                Anchored               27       $232,699,742        14.6%       6.0364%     1.30x        72.2%
                Unanchored             60        207,194,299        13.0%       6.1011%     1.29         71.5%
                                   -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                87       $439,894,041        27.5%       6.0669%     1.30x        71.9%
                                   ===============================================================================
HOTEL
                Full Service            4       $346,153,866        21.7%       5.5672%     1.29x        68.4%
                Limited Service        14         74,607,450         4.7%       6.3430%     1.57         66.5%
                                   -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                18       $420,761,316        26.3%       5.7047%     1.34x        68.0%
                                   ===============================================================================
MULTIFAMILY
                RV Park                 3       $ 11,969,000         0.7%       6.4300%     1.24x        68.0%
                                   -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 3       $ 11,969,000         0.7%       6.4300%     1.24x        68.0%
                                   ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                    GROUP NO. 1 MORTGAGED REAL PROPERTIES BY
                                  PROPERTY TYPE

                                                              WEIGHTED
                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                 MORTGAGED    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
                   REAL         PRINCIPAL         GROUP 1     INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------
Office               48      $  583,862,025        36.5%       5.7499%     1.29x       68.6%
Retail               87         439,894,041        27.5%       6.0669%     1.30        71.9%
Hotel                18         420,761,316        26.3%       5.7047%     1.34        68.0%
Industrial           13          71,697,276         4.5%       6.0453%     1.28        72.5%
Mixed Use            12          52,441,644         3.3%       6.0254%     1.26        76.3%
Self Storage          9          14,129,972         0.9%       6.2296%     1.48        71.9%
Multifamily           3          11,969,000         0.7%       6.4300%     1.24        68.0%
Healthcare            1           2,334,356         0.1%       6.4200%     2.53        37.1%
Other                 1           1,424,079         0.1%       6.8907%     1.14        64.7%
                ---------------------------------------------------------------------------------
                    192      $1,598,513,708       100.0%       5.8588%     1.31x       69.8%
                =================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                    GROUP NO. 1 UNDERLYING MORTGAGE LOANS BY
                                    LOAN TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                    UNDERLYING   CUT-OFF DATE    INITIAL LOAN  MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL       GROUP 1     INTEREST   AVERAGE  CUT-OFF DATE     REMAINING
LOAN TYPE                              LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans             30      $1,009,923,000       63.2%      5.6806%    1.29x       69.2%            93
Balloon Loan without IO Term            79         299,153,095       18.7%      6.2346%    1.40        68.4%           N/A
Balloon Loans with Partial IO Term      61         284,870,400       17.8%      6.0804%    1.27        73.2%            33
ARD Loans without IO Term                2           2,676,080        0.2%      6.4713%    1.23        66.0%           N/A
Fully Amortizing                         1           1,891,132        0.1%      7.3500%    1.52        50.4%             0
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                173      $1,598,513,708      100.0%      5.8588%    1.31x       69.8%           N/A
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                   GROUP NO. 1 ORIGINAL AMORTIZATION TERMS (1)

                                                                      WEIGHTED
                         NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
      RANGE OF          UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
ORIGINAL AMORTIZATION    MORTGAGE       PRINCIPAL        GROUP 1      INTEREST    AVERAGE   CUT-OFF DATE
  TERMS (MONTHS) (1)       LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------
Interest Only                30      $1,009,923,000        63.2%       5.6806%     1.29x        69.2%
240 - 300                    16          78,004,840         4.9%       6.2539%     1.48         63.2%
301 - 360                   127         510,585,868        31.9%       6.1510%     1.31         71.8%
                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE:                 173      $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                        =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      GROUP NO. 1 ORIGINAL TERMS TO STATED
                                  MATURITY (1)

                                                                            WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
            RANGE OF             UNDERLYING   CUT-OFF DATE   INITIAL LOAN   MORTGAGE  WEIGHTED     AVERAGE
         ORIGINAL TERMS           MORTGAGE      PRINCIPAL       GROUP 1     INTEREST   AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
    60                                13     $  217,934,517      13.6%       5.8338%    1.31x      74.1%
61  -  84                              3        333,640,000      20.9%       5.5238%    1.29       69.7%
85  - 120                            138        890,370,510      55.7%       5.9651%    1.32       68.0%
121 - 240                             19        156,568,681       9.8%       6.0031%    1.31       73.9%
                                 ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              173     $1,598,513,708     100.0%       5.8588%    1.31x      69.8%
                                 ============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   104

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                GROUP NO. 1 REMAINING AMORTIZATION TERMS (1, 2)

                                                                   WEIGHTED
                         NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
      RANGE OF          UNDERLYING   CUT-OFF DATE    INITIAL LOAN  MORTGAGE  WEIGHTED     AVERAGE
REMAINING AMORTIZATION   MORTGAGE      PRINCIPAL        GROUP 1    INTEREST   AVERAGE   CUT-OFF DATE
 TERMS (MONTHS) (1, 2)    LOANS       BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------
Interest Only                30     $1,009,923,000      63.2%       5.6806%    1.29x       69.2%
235 - 240                     2         10,391,132       0.7%       6.0085%    1.27        67.3%
241 - 300                    14         67,613,708       4.2%       6.2916%    1.51        62.6%
301 - 355                    12         33,493,088       2.1%       6.1077%    1.35        71.9%
356 - 360                   115        477,092,780      29.8%       6.1540%    1.31        71.8%
                        ----------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE:                 173     $1,598,513,708     100.0%       5.8588%    1.31x       69.8%
                        ============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     235
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     GROUP NO. 1 REMAINING TERMS TO STATED
                                 MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
              RANGE OF               UNDERLYING    CUT-OFF DATE     INITIAL LOAN   MORTGAGE   WEIGHTED      AVERAGE
          REMAINING TERMS             MORTGAGE       PRINCIPAL         GROUP 1     INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS       BALANCE (2)        BALANCE       RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
55  -  70                                 13      $  217,934,517        13.6%       5.8338%     1.31x        74.1%
71  -  90                                  3         333,640,000        20.9%       5.5238%     1.29         69.7%
91  - 115                                 25          88,218,365         5.5%       6.0835%     1.44         70.7%
116 - 119                                126         930,359,732        58.2%       5.9548%     1.30         68.6%
120 - 235                                  6          28,361,094         1.8%       6.1450%     1.28         72.9%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  173      $1,598,513,708       100.0%       5.8588%     1.31x        69.8%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   101

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                       GROUP NO. 1 CUT-OFF DATE PRINCIPAL
                                  BALANCES (1)

                                                                         WEIGHTED
                               NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                              UNDERLYING   CUT-OFF DATE    INITIAL LOAN  MORTGAGE  WEIGHTED     AVERAGE
   RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL       GROUP 1     INTEREST   AVERAGE  CUT-OFF DATE
   PRINCIPAL BALANCES (1)        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
$   922,658  -    1,000,000        4      $    3,910,573       0.2%       6.2171%    1.43x       70.7%
  1,000,001  -    1,500,000       19          25,139,069       1.6%       6.2466%    1.45        66.5%
  1,500,001  -    2,000,000       23          40,576,231       2.5%       6.2309%    1.38        67.9%
  2,000,001  -    2,500,000       21          47,733,310       3.0%       6.1125%    1.39        69.6%
  2,500,001  -    3,000,000       12          33,561,142       2.1%       6.2429%    1.42        66.5%
  3,000,001  -    3,500,000       11          36,157,294       2.3%       6.4046%    1.43        67.9%
  3,500,001  -    4,000,000       13          49,119,837       3.1%       6.1942%    1.31        70.1%
  4,000,001  -    4,500,000        4          16,620,177       1.0%       6.1372%    1.32        70.9%
  4,500,001  -    5,000,000        8          38,183,849       2.4%       6.0887%    1.24        75.6%
  5,000,001  -    6,000,000       11          61,413,553       3.8%       6.3202%    1.37        67.2%
  6,000,001  -    7,000,000        7          46,114,977       2.9%       6.1638%    1.42        73.2%
  7,000,001  -    8,000,000        1           7,575,000       0.5%       5.6800%    1.32        72.1%
  8,000,001  -    9,000,000       10          85,193,023       5.3%       5.9653%    1.36        72.6%
  9,000,001  -   10,000,000        3          29,732,000       1.9%       6.1697%    1.32        63.1%
  10,000,001 -   12,500,000        2          23,335,000       1.5%       6.3577%    1.21        74.1%
  12,500,001 -   15,000,000        8         106,501,126       6.7%       5.9421%    1.31        72.7%
  15,000,001 -   17,500,000        1          15,276,000       1.0%       6.2700%    1.33        67.1%
  17,500,001 -   24,000,000        7         154,371,547       9.7%       6.1293%    1.21        73.7%
  24,000,001 -   30,000,000        2          55,000,000       3.4%       5.9653%    1.16        75.4%
  30,000,001 -   72,000,000        2          63,000,000       3.9%       6.4299%    1.25        79.1%
  72,000,001 -   95,000,000        1          95,000,000       5.9%       5.3300%    1.33        59.4%
  95,000,001 -  145,000,000        2         255,000,000      16.0%       5.4311%    1.32        67.4%
 145,000,001 - $310,000,000        1         310,000,000      19.4%       5.5000%    1.29        68.9%
                              ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          173      $1,598,513,708     100.0%       5.8588%    1.31x       69.8%
                              ============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $310,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $922,658
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):     $9,239,964

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                     GROUP NO. 1 UNDERWRITTEN DEBT SERVICE
                                 COVERAGE RATIOS

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                         UNDERLYING   CUT-OFF DATE    INITIAL LOAN  MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF          MORTGAGE      PRINCIPAL       GROUP 1     INTEREST   AVERAGE   CUT-OFF DATE
        U/W DSCRs           LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
1.07x - 1.11                  2      $   29,146,969        1.8%      6.4328%    1.10x        69.0%
1.12  - 1.17                  9          82,226,079        5.1%      6.1740%    1.14         72.9%
1.18  - 1.22                 46         269,530,758       16.9%      6.2034%    1.20         74.6%
1.23  - 1.26                 21         109,428,960        6.8%      6.1031%    1.25         75.1%
1.27  - 1.29                 13         372,723,982       23.3%      5.6057%    1.29         69.6%
1.30  - 1.35                 29         530,926,032       33.2%      5.6186%    1.32         68.4%
1.36  - 1.40                 13          60,800,723        3.8%      6.0002%    1.38         61.9%
1.41  - 1.45                  3           9,031,677        0.6%      6.5212%    1.42         68.7%
1.46  - 1.51                  6          28,669,955        1.8%      6.2877%    1.49         68.8%
1.52  - 1.59                 11          37,663,735        2.4%      6.2224%    1.54         66.4%
1.60  - 1.68                  8          35,126,190        2.2%      6.0895%    1.64         67.5%
1.69  - 1.84                  4          12,835,958        0.8%      6.1944%    1.76         60.2%
1.85  - 2.04                  4          11,643,247        0.7%      6.1729%    1.94         51.8%
2.05  - 3.08x                 4           8,759,443        0.5%      6.2079%    2.48         37.4%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     173      $1,598,513,708      100.0%      5.8588%    1.31x        69.8%
                         ============================================================================

MAXIMUM U/W DSCR:   3.08x
MINIMUM U/W DSCR:   1.07x
WTD. AVG. DSCR:     1.31x

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                     GROUP NO. 1 MORTGAGE INTEREST RATES

                                                                     WEIGHTED
                           NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                          UNDERLYING   CUT-OFF DATE   INITIAL LOAN   MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF           MORTGAGE      PRINCIPAL       GROUP 1     INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------
5.3300% - 5.5000%              4      $  660,000,000      41.3%       5.4489%    1.31x       67.0%
5.5001% - 5.7500%             15         126,199,145       7.9%       5.6833%    1.29        74.6%
5.7501% - 5.8500%             14          81,796,366       5.1%       5.8209%    1.32        72.8%
5.8501% - 6.0000%             29         135,397,937       8.5%       5.9128%    1.34        72.6%
6.0001% - 6.1000%             17          94,091,861       5.9%       6.0552%    1.32        66.7%
6.1001% - 6.2500%             21         159,524,130      10.0%       6.1944%    1.27        72.8%
6.2501% - 6.5000%             51         252,428,229      15.8%       6.3665%    1.34        70.6%
6.5001% - 7.6307%             22          89,076,040       5.6%       6.8508%    1.27        72.1%
                          ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      173      $1,598,513,708     100.0%       5.8588%    1.31x       69.8%
                          ============================================================================

MAXIMUM MORTGAGE INTEREST RATE:    7.6307%
MINIMUM MORTGAGE INTEREST RATE:    5.3300%
WTD. AVG. MORTGAGE INTEREST RATE:  5.8588%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                     GROUP NO. 1 CUT-OFF DATE LOAN-TO-VALUE
                                   RATIOS (1)

                                                                     WEIGHTED
                           NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
                          UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
  RANGE OF CUT-OFF DATE    MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------
30.6% - 40.0%                  4      $    9,909,443       0.6%       6.2231%    2.34x       35.2%
40.1% - 50.0%                  4          23,380,312       1.5%       6.1953%    1.46        43.2%
50.1% - 60.0%                 17         142,403,351       8.9%       5.6589%    1.39        58.4%
60.1% - 65.0%                 15         160,844,100      10.1%       5.6506%    1.34        61.0%
65.1% - 70.0%                 34         499,022,984      31.2%       5.7641%    1.30        68.6%
70.1% - 73.0%                 17          93,212,908       5.8%       5.9486%    1.26        71.3%
73.1% - 75.0%                 23         254,456,582      15.9%       5.7148%    1.30        73.7%
75.1% - 77.5%                 28         192,501,672      12.0%       6.1744%    1.25        76.0%
77.6% - 78.5%                  6          45,074,463       2.8%       5.9998%    1.30        78.1%
78.6% - 79.0%                  4          22,095,788       1.4%       6.1992%    1.26        78.8%
79.1% - 79.5%                 10          53,657,128       3.4%       6.0547%    1.23        79.3%
79.6% - 80.0%                  9          61,833,089       3.9%       5.9172%    1.26        79.9%
80.1% - 83.0%                  2          40,121,888       2.5%       6.7892%    1.26        82.5%
                          ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      173      $1,598,513,708     100.0%       5.8588%    1.31x       69.8%
                          ============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     83.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     30.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   69.8%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     GROUP NO. 1 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST


                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED     AVERAGE
                             REAL         PRINCIPAL        GROUP 1      INTEREST   AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES     BALANCE (1)       BALANCE       RATES     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Fee                          190       $1,588,122,575       99.3%       5.8586%      1.31x        69.8%
Fee/Leasehold                  2           10,391,132        0.7%       5.8960%      1.61         62.7%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      192       $1,598,513,708      100.0%       5.8588%      1.31x        69.8%
                          =================================================================================

(1) BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                 GROUP NO. 1 YEARS BUILT/YEARS RENOVATED (1, 2)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                           MORTGAGED    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED     AVERAGE
  RANGE OF YEARS              REAL        PRINCIPAL        GROUP 1      INTEREST   AVERAGE    CUT-OFF DATE
BUILT/RENOVATED (1)       PROPERTIES     BALANCE (3)       BALANCE        RATE     U/W DSCR   LTV RATIO (3)
-----------------------------------------------------------------------------------------------------------
1910 - 1985                   23       $   93,373,182        5.8%        6.1739%     1.26x        71.6%
1986 - 1995                   25          345,867,634       21.6%        5.6382%     1.29         64.7%
1996 - 2000                   34          451,771,792       28.3%        5.7267%     1.31         71.8%
2001 - 2007                  109          706,077,021       44.2%        6.0077%     1.32         70.7%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      191       $1,597,089,629       99.9%        5.8579%     1.31x        69.8%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED         1910
WTD. AVG. YEAR BUILT/RENOVATED:     1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2) DOES NOT INCLUDE THE 32-27/32-35 FRANCIS LEWIS BLVD. MORTGAGED REAL PROPERTY, WHICH IS SECURED BY A PARKING LOT.

(3)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

               GROUP NO. 1 OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                              MORTGAGED    CUT-OFF DATE    INITIAL LOAN    MORTGAGE   WEIGHTED     AVERAGE
        RANGE OF                REAL         PRINCIPAL         GROUP 1     INTEREST    AVERAGE   CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
50% -  75%                       18       $  226,132,909       14.1%        5.8621%     1.37x        67.0%
76% -  85%                       17          263,626,141       16.5%        5.6738%     1.32         70.2%
86% -  90%                       12           70,408,171        4.4%        6.2050%     1.23         72.2%
91% -  95%                       22          242,662,695       15.2%        5.7809%     1.28         66.4%
96% -  97%                        7          131,486,975        8.2%        5.5726%     1.31         63.7%
98% - 100%                      116          664,196,816       41.6%        5.9796%     1.30         72.7%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         192       $1,598,513,708      100.0%        5.8588%     1.31x        69.8%
                             =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:     50%
WTD. AVG. OCCUPANCY RATE AT U/W:   91%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) FOR HOSPITALITY PROPERTIES AND RV PARK PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                 GROUP NO. 2 MORTGAGED REAL PROPERTIES BY STATE

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED   CUT-OFF DATE       LOAN         MORTGAGE   WEIGHTED     AVERAGE
                              REAL      PRINCIPAL        GROUP 2       INTEREST    AVERAGE   CUT-OFF DATE
STATE                     PROPERTIES   BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
Texas                         19       $194,297,336        35.8%       5.8998%      1.27x       78.2%
New York                      12        162,380,000        29.9%       5.8069%      1.63        63.3%
Florida                        4         56,626,292        10.4%       5.7776%      1.18        75.8%
Nevada                         2         30,300,000         5.6%       5.7400%      1.38        66.1%
Ohio                           5         13,619,832         2.5%       6.4113%      1.53        62.9%
Oklahoma                       2         12,542,773         2.3%       5.5407%      1.39        73.1%
Kentucky                       1         11,600,000         2.1%       5.6600%      1.27        80.0%
Louisiana                      1          9,960,000         1.8%       5.9000%      1.53        80.0%
Washington                     2          9,698,326         1.8%       5.8853%      1.30        74.1%
Arizona                        1          9,550,000         1.8%       5.9240%      1.29        79.6%
Virginia                       1          7,199,950         1.3%       6.0500%      1.26        77.9%
Pennsylvania                   3          7,055,100         1.3%       5.8356%      1.29        68.1%
Illinois                       2          5,495,232         1.0%       6.2034%      1.25        77.5%
California (2)                 5          4,092,656         0.8%       5.7100%      1.46        52.3%
Montana                        1          3,500,000         0.6%       6.5300%      1.34        74.9%
District of Columbia           1          1,700,000         0.3%       5.9500%      1.25        73.9%
North Carolina                 1          1,415,000         0.3%       6.3500%      1.20        70.0%
Georgia                        1          1,339,151         0.2%       6.6800%      1.20        76.5%
                          --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       64       $542,371,649       100.0%       5.8600%      1.39x       71.9%
                          ================================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(2) ALL PROPERTIES LOCATED IN CALIFORNIA ARE LOCATED IN SOUTHERN CALIFORNIA. SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

           GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                   WEIGHTED
                                        NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
                                        MORTGAGED   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY                  REAL        PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE               PROPERTIES   BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                Conventional               57       $528,735,954       97.5%        5.8447%     1.39x       71.9%
                Manufactured Housing        7         13,635,695        2.5%        6.4547%     1.40        71.3%
                                       -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    64       $542,371,649      100.0%        5.8600%     1.39x       71.9%
                                       ===============================================================================

(1) BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

             GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                            WEIGHTED
                 NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                 MORTGAGED   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
                   REAL        PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------
Multifamily         64       $542,371,649      100.0%        5.8600%    1.39x        71.9%
                -------------------------------------------------------------------------------
                    64       $542,371,649      100.0%        5.8600%    1.39x        71.9%
                ===============================================================================

(1) BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

               GROUP NO. 2 UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                 WEIGHTED
                                      NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED       WEIGHTED
                                     UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED      AVERAGE        AVERAGE
                                      MORTGAGE      PRINCIPAL       GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE      REMAINING
LOAN TYPE                               LOANS     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              21       $300,000,000       55.3%        5.8069%     1.50x         68.9%          101
Balloon Loans with Partial IO Term       15        197,545,500       36.4%        5.8857%     1.23          77.9%           50
Balloon Loan without IO Term             15         44,826,149        8.3%        6.1026%     1.42          65.8%          N/A
                                     -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  51       $542,371,649      100.0%        5.8600%     1.39x         71.9%          N/A
                                     ===============================================================================================

(1) BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                   GROUP NO. 2 ORIGINAL AMORTIZATION TERMS (1)

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
      RANGE OF            UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE     PRINCIPAL        GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1)          LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------
Interest Only                 21       $300,000,000       55.3%        5.8069%     1.50x        68.9%
300 - 360                     30        242,371,649       44.7%        5.9258%     1.26         75.6%
                          -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       51       $542,371,649      100.0%        5.8600%     1.39x        71.9%
                          ===============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                GROUP NO. 2 ORIGINAL TERMS TO STATED MATURITY (1)


                                                                              WEIGHTED
                                   NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
            RANGE OF              UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
         ORIGINAL TERMS            MORTGAGE     PRINCIPAL        GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
    60                                 6       $ 84,657,500        15.6%       6.0331%     1.34x       72.8%
 61 -  84                              2         41,000,000         7.6%       5.7138%     1.70        75.0%
 85 - 120                             33        358,579,264        66.1%       5.8298%     1.38        70.9%
121 - 122                             10         58,134,886        10.7%       5.8974%     1.31        74.8%
                                  -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               51       $542,371,649       100.0%       5.8600%     1.39x       71.9%
                                  ===============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   108

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                 GROUP NO. 2 REMAINING AMORTIZATION TERMS (1, 2)

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE               WEIGHTED
      RANGE OF            UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
REMAINING AMORTIZATION     MORTGAGE     PRINCIPAL        GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
TERMS (MONTHS) (1, 2)       LOANS      BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------
Interest Only                 21       $300,000,000       55.3%        5.8069%     1.50x        68.9%
299 - 300                      1          1,758,082        0.3%        6.7807%     1.63         55.8%
301 - 360                     29        240,613,567       44.4%        5.9195%     1.26         75.8%
                          -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       51       $542,371,649      100.0%        5.8600%     1.39x        71.9%
                          ===============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     299
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   359

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

              GROUP NO. 2 REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                 WEIGHTED
                                      NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
            RANGE OF                 UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
        REMAINING TERMS               MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS      BALANCE (2)      BALANCE        RATES    U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
 56 -  70                                 7       $ 94,657,500        17.5%       5.9757%     1.33x        73.5%
 71 - 115                                 4         51,655,336         9.5%       5.7380%     1.68         75.6%
116 - 118                                20        304,737,996        56.2%       5.6971%     1.38         72.8%
119 - 120                                20         91,320,817        16.8%       6.3525%     1.33         65.3%
                                     -------------------------------------------------------------------------------
TOTAL/WEIHTED AVERAGE:                   51       $542,371,649       100.0%       5.8600%     1.39x        71.9%
                                     ===============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     120
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                       GROUP NO. 2 CUT-OFF DATE PRINCIPAL
                                  BALANCES (1)

                                                                       WEIGHTED
                            NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                           UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE   WEIGHTED     AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE     PRINCIPAL        GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
 PRINCIPAL BALANCES (1)      LOANS      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
$1,049,119 -   1,500,000       4        $  5,195,270        1.0%        6.2933%     1.26x        76.3%
1,500,001  -   1,750,000       3           5,102,732        0.9%        6.0013%     1.37         74.9%
1,750,001  -   2,500,000       5           9,773,412        1.8%        6.4552%     1.38         62.9%
2,500,001  -   3,000,000       2           5,141,083        0.9%        6.3115%     1.61         61.4%
3,000,001  -   3,250,000       3           9,386,234        1.7%        5.8164%     1.26         69.2%
3,250,001  -   4,000,000       3          11,246,658        2.1%        6.2676%     1.29         71.6%
4,000,001  -   4,500,000       2           8,202,656        1.5%        6.1008%     1.33         56.4%
4,500,001  -   6,000,000       3          16,020,000        3.0%        6.4900%     1.27         57.1%
6,000,001  -   7,000,000       3          19,433,654        3.6%        6.3500%     1.40         59.2%
7,000,001  -   8,000,000       5          37,989,950        7.0%        6.0333%     1.34         72.0%
8,000,001  -  10,000,000       5          48,710,000        9.0%        5.9546%     1.31         79.8%
10,000,001 -  12,500,000       4          46,620,000        8.6%        5.7591%     1.35         77.5%
12,500,001 -  30,000,000       5          96,250,000       17.7%        5.8900%     1.23         80.3%
30,000,001 - $90,000,000       4         223,300,000       41.2%        5.6529%     1.52         68.8%
                           -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       51        $542,371,649      100.0%        5.8600%     1.39x        71.9%
                           ===============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $90,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $1,049,119
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $10,634,738

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

              GROUP NO. 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                          UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
  RANGE OF                 MORTGAGE     PRINCIPAL        GROUP 2      INTEREST    AVERAGE   CUT-OFF DATE
 U/W DSCRs                  LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------
1.11x - 1.15                   1       $ 15,300,000        2.8%        5.7300%     1.11x       78.3%
1.16  - 1.21                  12        134,318,695       24.8%        5.9027%     1.18        75.7%
1.22  - 1.26                  10         84,462,950       15.6%        5.8516%     1.24        77.5%
1.27  - 1.29                   6         47,230,667        8.7%        6.1360%     1.28        72.7%
1.30  - 1.35                   5         40,035,336        7.4%        6.4359%     1.34        73.8%
1.36  - 1.40                   4         49,626,658        9.1%        5.7762%     1.37        66.0%
1.41  - 1.46                   5         10,792,833        2.0%        5.9773%     1.45        63.8%
1.47  - 1.55                   2         21,280,000        3.9%        5.7298%     1.54        80.0%
1.56  - 1.71                   2          9,598,082        1.8%        5.8980%     1.61        75.6%
1.72  - 2.04x                  4        129,726,427       23.9%        5.5993%     1.77        64.2%
                          -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       51       $542,371,649      100.0%        5.8600%     1.39x       71.9%
                          ===============================================================================

MAXIMUM U/W DSCR:     2.04x
MINIMUM U/W DSCR:     1.11x
WTD. AVG. U/W DSCR:   1.39x

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                       GROUP NO. 2 MORTGAGE INTEREST RATES

                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                          UNDERLYING   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
       RANGE OF            MORTGAGE      PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES     LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------
5.4900% - 5.5000%             2        $100,000,000       18.4%        5.4990%    1.68x         63.8%
5.5001% - 5.7000%             5          62,268,442       11.5%        5.6276%    1.35          79.5%
5.7001% - 5.8500%            11         209,015,429       38.5%        5.7580%    1.33          74.0%
5.8501% - 6.0000%             8          41,486,346        7.6%        5.9398%    1.35          77.5%
6.0001% - 6.1000%             3          16,481,395        3.0%        6.0481%    1.43          67.3%
6.1001% - 6.3400%             7          35,350,500        6.5%        6.2334%    1.26          76.7%
6.3401% - 6.5000%             9          45,043,326        8.3%        6.4811%    1.26          58.7%
6.5001% - 6.8707%             6          32,726,211        6.0%        6.6025%    1.33          77.1%
                          -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      51        $542,371,649      100.0%        5.8600%    1.39x         71.9%
                          ===============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.8707%
MINIMUM MORTGAGE INTEREST RATE:     5.4900%
WTD. AVG. MORTGAGE INTEREST RATE:   5.8600%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                GROUP NO. 2 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                  PERCENTAGE OF      AVERAGE                   WEIGHTED
                           UNDERLYING   CUT-OFF DATE      INITIAL        MORTGAGE      WEIGHTED     AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL    MORTGAGE POOL     INTEREST       AVERAGE   CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS       BALANCE (1)      BALANCE          RATE        U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------
48.4% - 60.0%                 10        $ 42,696,492        7.9%          6.3069%        1.43x       54.7%
60.1% - 65.0%                  6         114,586,658       21.1%          5.6734%        1.63        61.9%
65.1% - 70.0%                  3          43,815,000        8.1%          5.7790%        1.37        67.1%
70.1% - 73.0%                  4          14,228,360        2.6%          6.0833%        1.31        71.5%
73.1% - 75.0%                  4          38,798,310        7.2%          5.9329%        1.73        73.8%
75.1% - 77.5%                  4          78,428,261       14.5%          5.7906%        1.17        76.1%
77.6% - 78.5%                  4          31,607,450        5.8%          5.8249%        1.19        78.2%
78.6% - 79.5%                  3          39,499,119        7.3%          5.5887%        1.25        79.3%
79.6% - 80.0%                 10          96,112,000       17.7%          6.0509%        1.37        79.9%
80.1% - 83.1%                  3          42,600,000        7.9%          5.8309%        1.19        82.3%
                          -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       51        $542,371,649      100.0%          5.8600%        1.39x       71.9%
                          =====================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     83.1%
MINIMUM CUT-OFF DATE LTV RATIO (1):     48.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   71.9%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     GROUP NO. 2 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST


                                                                      WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                           MORTGAGED   CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
                             REAL        PRINCIPAL       GROUP 2      INTEREST   AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST        PROPERTIES    BALANCE (1)     BALANCE        RATES     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------
Fee                          64        $542,371,649      100.0%        5.8600%    1.39x        71.9%
                          -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      64        $542,371,649      100.0%        5.8600%    1.39x        71.9%
                          ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                 GROUP NO. 2 YEARS BUILT/YEARS RENOVATED (1, 2)

                                                                      WEIGHTED
                          NUMBER OF                   PERCENTAGE OF    AVERAGE                WEIGHTED
                          MORTGAGED    CUT-OFF DATE      LOAN         MORTGAGE   WEIGHTED     AVERAGE
  RANGE OF YEARS            REAL        PRINCIPAL       GROUP 2       INTEREST   AVERAGE    CUT-OFF DATE
BUILT/RENOVATED (1)       PROPERTIES    BALANCE (3)     BALANCE         RATE     U/W DSCR   LTV RATIO (3)
---------------------------------------------------------------------------------------------------------
1939 - 1985                  15        $122,851,348       22.7%        5.7185%      1.62x      63.1%
1986 - 1995                  12          75,648,960       13.9%        6.1281%      1.25       70.2%
1996 - 2000                   6          55,454,678       10.2%        5.9139%      1.51       74.7%
2001 - 2007                  31         288,416,663       53.2%        5.8396%      1.31       75.6%
                          -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      64        $542,371,649       100.0%       5.8600%      1.39x      71.9%
                          ===============================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2007
OLDEST YEAR BUILT/RENOVATED         1939
WTD. AVG. YEAR BUILT/RENOVATED:     1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

                 GROUP NO. 2 OCCUPANCY RATES AT UNDERWRITING (1)

                                                                         WEIGHTED
                             NUMBER OF                   PERCENTAGE OF   AVERAGE                 WEIGHTED
                             MORTGAGED    CUT-OFF DATE       LOAN        MORTGAGE   WEIGHTED     AVERAGE
        RANGE OF               REAL        PRINCIPAL       GROUP 2       INTEREST   AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES   BALANCE (1)      BALANCE         RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
80% -  85%                        3       $ 31,156,619        5.7%        5.6503%     1.27x       79.2%
86% -  90%                        5        133,969,950       24.7%        5.5827%     1.59        68.1%
91% -  95%                       16        122,426,977       22.6%        5.8104%     1.24        74.4%
96% -  97%                       12        119,293,748       22.0%        5.8965%     1.33        76.0%
98% - 100%                       28        135,524,356       25.0%        6.1951%     1.43        68.2%
                             -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          64       $542,371,649      100.0%        5.8600%     1.39x       71.9%
                             ===============================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      80%
WTD. AVG. OCCUPANCY RATE AT U/W:    93%

(1)  BASED ON A CUT-OFF DATE IN SEPTEMBER 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           SIGNIFICANT MORTGAGE LOANS


                                                             PERCENTAGE
                                                 CUT-OFF     OF INITIAL
                                                   DATE       MORTGAGE
                                   PROPERTY     PRINCIPAL       POOL     ROOMS/SF/
 #  LOAN NAME                        TYPE      BALANCE (1)     BALANCE    UNITS
---------------------------------------------------------------------------------
 1  Shutters on the Beach & Casa     Hotel     $310,000,000     14.5%         327
    Del Mar Portfolio
 2  245 Fifth Avenue                Office     $140,000,000      6.5%     303,139
 3  City Tower                      Office     $115,000,000      5.4%     410,068
 4  2600 Michelson                  Office     $ 95,000,000      4.4%     307,271
 5  Meyberry House                Multifamily  $ 90,000,000      4.2%         180
 6  Hamburg Trust Portfolio       Multifamily  $ 72,000,000      3.4%       1,209
 7  St. Luke's At Cypress Woods     Office     $ 31,800,000      1.5%     144,415
 8  Lakeview Plaza                  Retail     $ 31,200,000      1.5%     185,006
 9  Esquire Portfolio             Multifamily  $ 31,000,000      1.4%         214
10  Artisan Las Vegas             Multifamily  $ 30,300,000      1.4%         448
    Multifamily Portfolio
---------------------------------------------------------------------------------
    TOTAL / WTD. AVG.                          $946,300,000     44.2%

                                                                  CUT-OFF
                                    LOAN PER    MORTGAGE           DATE
                                      ROOM/     INTEREST    U/W     LTV
 #  LOAN NAME                       SF/UNIT(1)   RATE      DSCR  RATIO (1)
--------------------------------------------------------------------------
1   Shutters on the Beach & Casa
    Del Mar Portfolio                $948,012    5.5000%  1.29x    68.9%
 2  245 Fifth Avenue                 $    462    5.4730%  1.34x    73.3%
 3  City Tower                       $    280    5.3800%  1.30x    60.3%
 4  2600 Michelson                   $    309    5.3300%  1.33x    59.4%
 5  Meyberry House                   $500,000    5.5000%  1.73x    62.1%
 6  Hamburg Trust Portfolio          $ 59,553    5.7500%  1.17x    76.1%
 7  St. Luke's At Cypress Woods      $    220    6.8910%  1.20x    83.0%
 8  Lakeview Plaza                   $    169    5.9600%  1.31x    75.2%
 9  Esquire Portfolio                $144,860    5.7860%  1.85x    73.6%
10  Artisan Las Vegas
    Multifamily Portfolio            $ 67,634    5.7400%  1.38x    66.1%
--------------------------------------------------------------------------
    TOTAL / WTD. AVG.                            5.5623%  1.35x    68.2%

(1) Based on a September 2007 Cut-Off Date.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                 SHUTTERS ON THE BEACH & CASA DEL MAR PORTFOLIO

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $310,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $310,000,000
FIRST PAYMENT DATE:           July 11, 2007
MORTGAGE INTEREST RATE:       5.5000% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                May 11, 2014
MATURITY/ARD BALANCE:         $310,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Yield maintenance until the date that
                              is three months prior to the maturity
                              date.
LOAN PER ROOM(1):             $948,012
UP-FRONT RESERVES:            None
ONGOING RESERVES:             Tax and Insurance
                              Reserve:            Yes(2)
                              FF&E Reserve:
LOCKBOX:                      Hard                 3%(3)
SUBORDINATE FINANCING:        Yes(4)

                        PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Portfolio
PROPERTY TYPE:                      Hotel
PROPERTY SUB-TYPE:                  Full Service
LOCATION:                           Santa Monica,
                                    California(5)
YEAR BUILT/RENOVATED:               Various(6)
ROOMS:                              327
OCCUPANCY AT U/W                    77%
OWNERSHIP INTEREST:                 Fee
PROPERTY MANAGEMENT:                The Edward Thomas Hospitality Corp.

                        12/31/2005  12/31/2006   4/30/2007     U/W
                       -----------  ----------  ----------  ------------
NET OPERATING INCOME:  $20,685,716  $23,815,29  $23,119,02  $24,674,172
NET CASH FLOW:                                              $22,324,145
DSCR:                                                          1.29x
APPRAISED VALUE:                    $450,100,000
APPRAISAL DATE:                     May 1,
                                    2007

CUT-OFF DATE LTV RATIO (1):         68.9%
MATURITY/ARD LTV RATIO:             68.9%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(3) After the second anniversary of the closing date, the borrower will be required to fund the FF&E reserve in the amount of one-twelfth (1/12th) of the product of three percent (3%) and the estimated gross income from operations for the then current fiscal year.

(4) The sole members of borrower have incurred mezzanine debt in the amount of $72,000,000.

(5) The Shutters on the Beach & Casa Del Mar Portfolio Loan is secured by two hotel properties, Shutters on the Beach, One Pico Boulevard, Santa Monica, California and Casa Del Mar, 1910 Ocean Way, Santa Monica, California.

(6) The Shutters on the Beach & Casa Del Mar Portfolio Properties were constructed between 1925 and 1993. The Casa Del Mar Hotel was renovated in 1999 and Shutters on the Beach was renovated in 2007. Both hotels are currently undergoing significant renovations.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- The Shutters on the Beach & Casa Del Mar Portfolio (the "Portfolio") consists of two luxury hotel properties located in Santa Monica, California. Totaling 327 rooms, the two full-service, luxury hotels are situated directly on the beach overlooking the Pacific Ocean shoreline. Santa Monica's Proposition S, which prohibits new hotel development on the Santa Monica shoreline, puts the Portfolio in a unique position as two of the premier beachfront luxury hotels in Santa Monica. Across the Portfolio, the Sponsor spent approximately $3.98 million in early 2007 on hotel renovations and plans to spend an additional $7.75 million on improvements to the properties for a total of $11.73 million or $35,856 per key. The planned renovations include guest suite upgrades, renovations to the hotel restaurants, including an estimated $1.30 million transformation of Casa Del Mar's restaurant "Catch," spa and pool renovations and meeting space improvements.

- Shutters on the Beach ("Shutters") is a full-service, 198-room luxury hotel located at One Pico Boulevard in Santa Monica, California. Since opening in 1993, Shutters has been recognized as one of the premier luxury beach destinations in the Los Angeles area. Modeled after a California beach residence, Shutters offers 198 guestrooms, two award-winning restaurants, 6,947 square feet of function and meeting space, a spa and fitness center, and a rooftop outdoor pool and deck offering panoramic views of the Pacific Ocean. The hotel features 186 well-appointed guestrooms and 12 suites. In 2005, Shutters underwent an extensive $12.9 million renovation ($65,150 per key). The comprehensive upgrade of the guestrooms included installing oak hardwood floors, Tibetan wool rugs, custom designed four-poster beds, and flat-screen televisions in each guestroom. Amenities in the guestrooms include: 32-inch flat screen LCD TVs, DVD and Stereo CD players, relaxation library with 15 CDs and DVDs, wireless high-speed internet access, two line telephones with dataport, goose down duvets and pillows and Ole Henriksen's spa bath products.

- Casa Del Mar ("Casa") is a full-service, 129-room luxury hotel located at 1910 Ocean Way in Santa Monica, California. Casa Del Mar opened in 1999 following a $60 million renovation of a historic Santa Monica beach club. With an attractive Mediterranean inspired design, Casa Del Mar offers 114 elegantly appointed guestrooms and 15 suites, 6,690 square feet of function and meeting space, a spa and health club, an expansive beachfront villa-style pool deck and the Veranda Lounge and Oceanfront restaurant. The majority of the 129 guestrooms offer panoramic views of the ocean and Pacific coastline. Each guestroom offers 27-inch televisions, DVD players, T1 high-speed internet access and dataport, wooden Venetian blinds and long draperies. The bathrooms feature white Italian Calcutta marble walls and floors, light fixtures finished in silver leaf, and sunken whirlpool tubs with a window opening into the guestroom.

- The primary competitive set for Shutters and Casa consists of seven luxury properties totaling 1,524 rooms that range in size from 119 rooms to 395 rooms. The primary competitive set includes the Beverly Wilshire Beverly Hills, Beverly Hills Hotel, Raffles L'Ermitage, Four Seasons Los Angeles, Peninsula Hotel Beverly Hills, Shutters on the Beach and Casa Del Mar. The table below shows historical performance data for the Portfolio properties compared against its competitive set:

                    COMPETITIVE SET                                SHUTTERS ON THE BEACH
     ---------------------------------------------------------------------------------------------------------
     YEAR(1)    OCC.     ADR     RevPAR     OCC.   PENETRATION     ADR     PENETRATION   RevPAR    PENETRATION
     ---------------------------------------------------------------------------------------------------------
     2005      74.5%   $392.28   $292.28   75.4%      101.2%     $376.82      96.1%      $284.27      97.3%
     2006      75.1%   $440.54   $330.70   79.1%      105.3%     $418.42      95.0%      $331.09     100.1%
     2007      75.7%   $490.54   $371.18   80.8%      106.7%     $448.79      91.5%      $362.72      97.7%

                                           CASA DEL MAR
     -----------------------------------------------------------------------------
     YEAR(1)    OCC.   PENETRATION     ADR     PENETRATION   RevPAR    PENETRATION
     -----------------------------------------------------------------------------
     2005      74.1%      99.5%      $372.68      95.0%      $275.97       94.4%
     2006      75.3%     100.3%      $398.12      90.4%      $299.90       90.7%
     2007      73.6%      97.2%      $441.37      90.0%      $324.75       87.5%

(1) Information for 2005, 2006, and 2007 reflects T-12 ended April 2005, T-12 ended April 2006, and T-12 ended April 2007, respectively.

     Historically, Shutters has outperformed the market in terms of occupancy, but has lagged the market in ADR and RevPAR. Casa has historically achieved an occupancy in-line with the market, however, like Shutters, it has lagged the market in ADR and RevPAR. Upon completion of the extensive ongoing renovation work, both Shutters and Casa are expected to compete better with their competitive set and improve their respective RevPAR market penetration.

- The Sponsor has committed $11.73 million towards ongoing renovations for Shutters and Casa. The extensive ongoing renovation work at Shutters is expected to total $4.50 million. The ongoing renovations include guest suite upgrades, meeting space renovations, fitness/spa renovations, pool renovations and renovations to the Shutters' two restaurants, Pedals and One Pico. The

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     complete redesign of Pedals will include adding a new stone entryway and patio, with heated floors under the stone, and a new stairway that provides access from the patio to the street. The ongoing renovations at Casa are expected to amount to $7.23 million. The renovations include guest room upgrades, fitness/spa renovations, and renovations to the hotel's restaurant, Catch. The room renovations at Casa will be completed in two phases. The first phase consists of the following: stripping the rooms entirely, applying new paint, re-finishing the wood floors, reconfiguring the closet with 50% more space, installing new electrical and cabling, and replacing the windows. The second phase of renovations, which are scheduled to commence after Labor Day and be completed by the end of 2007, will include the installation of all new FF&E package including new beds, carpet, lamps, chairs, and plasma TVs.

- Shutters and Casa are adjacent to each other. The City of Santa Monica, which encompasses 8.3 square miles, is surrounded by the City of Los Angeles to the north, south and east and the Pacific Ocean to the west. Access to either hotel is provided by the Santa Monica Freeway (Interstate
     - 10), which bisects the city in an east-west direction. This freeway also provides convenient access to downtown Los Angeles, which is 15 miles away, and the surrounding areas. The Santa Monica Freeway connects to the San Diego Freeway (Interstate - 405), which is approximately three miles east of the Portfolio, providing access to San Fernando Valley to the north and San Diego County to the south.

- Local area demand generators include Dodger Stadium, Disneyland, Beverly Hills shopping, the Staples Center, Hollywood Park, Universal Studios, Hollywood Boulevard and the Long Beach Aquarium. Los Angeles County also boasts over 100 miles of Pacific Ocean coastline and temperate weather for most of the year. Another major demand generator is the Los Angeles Convention Center, which generates a large number of annual group room nights. The Los Angeles Convention Center is located at 1201 South Figueroa Street in Downtown Los Angeles, less than 15 miles away from either hotel. The convention center, which completed a major expansion in 1993, offers approximately 720,000 square feet of exhibit hall space and 150,000 square feet of meeting space split between its two halls. It is one of the largest meeting and convention facilities in the nation. Los Angeles International Airport ("LAX"), the busiest airport on the West Coast, provides convenient access to the area. The airport has an enormous impact on tourism and travel in the greater Los Angeles area as many international tourists use LAX as a gateway to the United States. In 2006, LAX accommodated nearly 61 million domestic and international passengers.

- The Sponsors for the Portfolio are Edward Slatkin and Thomas Slatkin, who control Edward Thomas Companies ("ETC"). ETC was founded in 1982 by the Sponsors, who are third generation real estate investors, whose family owned and operated the Beverly Hills Hotel from 1954 until 1986. With a strong pedigree in hotel ownership and management, ETC previously had an ownership interest in the Dana Pointe Resort, held a partnership interest in Westin Hotels & Resorts, and recently opened Hotel Andalucia in Santa Barbara, California. ETC has demonstrated its strong commitment to Shutters on the Beach and Casa Del Mar through its consistent and ongoing capital investment and an extremely focused asset management strategy. The principals of the Sponsor, Thomas and Edward Slatkin, have certified that they have a combined minimum net worth of at least $100 million and a combined minimum liquidity of at least $10 million. The Portfolio is managed by Edward Thomas Hospitality Corp., a borrower-affiliated entity. In addition to the Portfolio, the Edward Thomas Hospitality Corp. manages ETC-owned Hotel Andalucia, a 97-room hotel also located in Santa Barbara, California.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                245 FIFTH AVENUE

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                         LOAN INFORMATION

ORIGINAL PRINCIPAL        $140,000,000
BALANCE:
CUT-OFF DATE PRINCIPAL
BALANCE(1):               $140,000,000
FIRST PAYMENT DATE:       June 11, 2007
MORTGAGE INTEREST RATE:   5.4730% per annum
AMORTIZATION TERM:        Interest only
HYPERAMORTIZATION:        N/A
ARD DATE:                 N/A
MATURITY DATE:            May 11, 2012
MATURITY/ARD BALANCE:     $140,000,000
INTEREST CALCULATION:     Actual/360
CALL PROTECTION:          Lockout/defeasance until the date that is
                          twenty-four months prior to the Maturity
                          Date.
LOAN PER SF(1):           $462
UP-FRONT RESERVES:        Engineering Reserve:               $851,274
                          TI/LC Reserve:                   $4,117,790
                          Debt Service Reserve:        $16,800,000(2)
ONGOING RESERVES:         Tax and Insurance Reserve:           Yes(3)
LOCKBOX:                  Hard
SUBORDINATE FINANCE       Yes(4)

                          PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Central Business District
LOCATION:                    New York, New York
YEAR BUILT/RENOVATED:        1926/2000
SQUARE FEET:                 303,139
OCCUPANCY AT U/W(5):         99%
OWNERSHIP INTEREST:          Fee

MAJOR TENANT(S)               NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                             ------   ---------------   ----------------
Bisys                        45,194        14.9%           12/31/2012
Datamonitor                  28,311         9.3%            7/31/2012
Beth Israel Medical
Center                       14,253         4.7%           11/30/2009

PROPERTY MANAGEMENT:         Newmark Knight Frank

                             12/31/2005   12/31/2006       U/W
                             ----------   ----------   -----------
NET OPERATING INCOME:        $6,756,755   $7,167,562   $11,176,220
NET CASH FLOW:                                         $10,376,779
DSCR:                                                      1.34x
APPRAISED VALUE:             $191,000,000
APPRAISAL DATE:              4/16/2007
CUT-OFF DATE LTV RATIO(1):   73.3%
MATURITY/ARD LTV RATIO:      73.3%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to pay all taxes prior to their respective due dates. Deposits into the reserve in respect of insurance premiums will be required only if the borrower has not provided lender with satisfactory evidence of payment of insurance premiums within a certain time prior to the expiration of the related policies.

(4) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $53,000,000.

(5)  Based on the March 1, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- 245 Fifth Avenue (the "Subject") is a 303,139 square-foot Class-B+ office property located in New York, NY. The Subject is situated on the southeast corner of Fifth Avenue and 28th Street in Manhattan's Midtown South Market. The Subject is a 25-story office building originally constructed in 1926 and renovated in 2000. The Subject has approximately 284,452 square feet of office space and 12,704 square feet of retail space, of which 7,333 square feet is ground floor retail space, with the remainder of the Subject space used for management and storage space.

- 245 Fifth Avenue maintains one of the highest quality rent rolls in Manhattan's Midtown South market and contains a diverse roster of office tenants. The property was 99% occupied as of March 2007 by 44 different tenants with the top ten tenants occupying approximately 55.0% of the NRA. The Subject's three largest tenants are Bisys (45,194 SF, 14.9% of total
     NRA), Datamonitor (28,311 SF, 9.3% of total NRA), and Beth Israel Medical Center (14,253 SF, 4.7% of total NRA). BMG Music Publishing (13,111 SF, 4.3% of total NRA) is the fourth largest tenant in the building and has an investment grade rating of Baa1/BBB+ (Moody's/S&P).

- Bisys ($35.94/SF; lease exp. 12/31/2012), the largest tenant, is a leading provider of fund administration, accounting and tax services for alternative investment products. Bisys was established over eighteen years ago to serve the information processing needs of a clientele of community banks. Its client base includes financial services organizations, investment management, mutual funds, hedge funds, private equity funds, retirement plans, and life insurance and commercial property/casualty insurance products. In 2007, Bisys was awarded with the distinction of "Best Single/Multi-Strategy Hedge Fund Administrator" by The Hedge Fund Journal.

- Datamonitor ($35.18/SF; lease exp. 7/31/2012), the second largest tenant, is a leading provider of online database and analysis services for key industry sectors. Datamonitor's client base encompasses 5,000 of the world's leading companies. Datamonitor provides a wide range of market research that tracks trends in such sectors as energy, financial services, consumer products, health care and technology. It offers its information primarily through its subscription-based Strategic Planning Programs, which include industry reports and advisory services. The company also offers custom research and consulting services.

- Beth Israel Medical Center ($27.61/SF for office space; lease exp. 11/30/2009), the third largest tenant, is a nonprofit hospital system in New York City that comprises five historically distinguished hospitals:
     Beth Israel Medical Center, Roosevelt Hospital, St. Luke's Hospital, Long Island College Hospital and the New York Eye and Ear Infirmary. The offices at the Property are known as "The Continuum Center for Health and Healing." The Center offers the following services: Primary Care, Health Services, Integrative Psychotherapy, Traditional Healing Systems and Holistic Pre- and Post-Surgery Programs.

- The Subject is in Manhattan's Midtown South market, an area that has experienced a revival over the last five to ten years and has become a trendy, upscale location for restaurants, nightclubs, galleries, theaters, and universities. Midtown South's central corridors along Park, Broadway, Madison, Fifth and Sixth Avenues represent the superior commercial locations within the district. These five avenues and their connecting cross-town streets represent the bulk of commercial activity in the area. The Subject competes most directly with Class A- and Class B+ properties surrounding Madison Square Park as well as those buildings located along major avenues.

- Midtown South's major employment drivers include professional and financial services firms as well as industry specific firms that specialize in textile, apparel, toy, gift and home decor industries. The area benefits from its proximity to all of Midtown and Midtown South's cultural amenities and attractions including Rockefeller Center, New York Public Library, Jacob Javits Center, Grand Central Terminal, Madison Square Park, Madison Square Garden and Penn Station.

- According to the CoStar report for second quarter of 2007, the Midtown South market had 1,054 buildings containing approximately 93.7 million square feet of office space. Overall, the market remains healthy with a vacancy rate of 4.9% in the second quarter of 2007, slightly below the vacancy rate of 5.0% for first quarter 2007. The market had a year-to-date absorption of

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     641,572 square feet with 50,000 square feet of space under construction. The quoted rate for the market was $43.12/SF, which increased 6.9% from the first quarter 2007 quoted rate of $40.32/SF. The Class-B Midtown South market contained 344 buildings totaling approximately 44.8 million square feet of office space, of which, 4.4% was vacant. The Class-B market had a year-to-date absorption of 96,603 square feet with 50,000 square feet of space under construction. As of second quarter 2007, the quoted rate in the Class-B market was $45.53/SF, an increase of 7.8% over the first quarter 2007 quoted rate of $42.24/SF.

- The Subject competes within the Gramercy Park submarket. Per the CoStar report for second quarter 2007, the Gramercy Park submarket contained 245 buildings totaling approximately 26.6 million square feet of office space, of which 4.8% was vacant. There is no new space scheduled to come online in the submarket. As of second quarter 2007, the quoted rate in the submarket was $47.89/SF, which was 12.0% higher than the first quarter 2007 rate of $42.75/SF. The Class-B Gramercy Park submarket contained 119 buildings totaling approximately 16.3 million square feet of office space, of which, 2.3% was vacant. The year-to-date absorption was 110,532 square feet with no space under construction. As of second quarter 2007, the quoted rate in the Class-B submarket was $48.59/SF, an increase of 14.8% over the first quarter 2007 rate of $42.32/SF.

- The Subject has significant upside potential as the Subject's in-place office and retail rents are below market rent and can be raised to market rent as leases expire. As of March 2007, the Subject's weighted average in-place office rent was $33.19/SF. As of second quarter 2007, the Class-B submarket office quoted rent was $48.59/SF, which is approximately 31.7% higher than the Subject's in-place office rent. The Subject's weighted average in-place ground floor retail rent is $70.43/SF, which is 43.7% below the average rent for the appraiser's determined market retail rent of $125.00/SF. To enable the lease up of the property to market rent levels, $4.12 million was funded into a TI/LC Reserve at closing.

- The borrowing entity is controlled by Whitehall Street Real Estate Limited Partnership 2007 ("Whitehall") and The Moinian Group. Whitehall is a private real estate fund managed by Goldman Sachs Real Estate Principal Investment Area ("REPIA"), which has raised approximately $16.0 billion of equity across nine funds since 1991 in over 31,000 assets in 24 countries (which represents an aggregate cost of approximately $92 billion, including third party interests). Whitehall invests in opportunistic real estate projects across various product types, strategies, and regions, with targeted investment of IRRs of 20%+ and with targeted net IRRs in the range of 15-17% after fees. Whitehall has a leadership position in capitalizing on market opportunities globally with a particular emphasis on North America, Western Europe, and the larger markets in Asia.

- The Moinian Group is one of the country's largest privately held real estate firms. The New York City based group owns and manages over $8 billion in assets. Currently, the Moinian Group holds a portfolio of more than 20 million square feet of office, residential, retail and hotel properties throughout the U.S. and abroad, including 13 million square feet in Manhattan, and controls the right to develop five million square feet of space on undeveloped land. Its extensive acquisitions include trophy buildings like the Downtown Club in lower Manhattan, the Sears Tower in Chicago and Continental Towers at 180 Maiden Lane in Downtown Manhattan. The Moinian Group aims to transform long-underutilized areas into dynamic, transit-oriented urban centers by integrating a mix of medium- and high-density residential, commercial, entertainment and cultural land uses.

- The Subject is managed by Newmark Knight Frank, one of the largest independent real estate service firms in the world. They provide comprehensive real estate solutions to many of the most prominent corporations, property owners, investors and developers across the globe. Headquartered in New York, Newmark Knight Frank and London based partner Knight Frank Newmark operate over 165 offices with 5,300 employees in established and emerging property markets on six continents. In 2006, they completed transactions valued at over $37.3 billion, with revenues exceeding $537 million. The Subject's experienced manager, Newmark Knight Frank, manages more than 38.5 million square feet of commercial space across various asset types in the United States.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

LEASE ROLLOVER SCHEDULE (1, 2)

                                                                           % OF TOTAL BASE
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES    CUMULATIVE % OF TOTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       RENTAL REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------
 2007         13             $31.74             9.3%             9.3%            9.0%                   9.0%
 2008          4             $32.26             2.3%            11.5%            2.2%                  11.2%
 2009          7             $29.76            15.3%            26.8%           13.9%                  25.1%
 2010          1             $34.90             1.5%            28.4%            1.7%                  26.8%
 2011          5             $33.27             6.5%            34.9%            6.6%                  33.4%
 2012          7             $35.48            33.0%            67.9%           35.8%                  69.2%
 2013          5             $32.51            10.4%            78.3%           10.4%                  79.6%
 2014          1             $32.30             1.8%            80.2%            1.8%                  81.4%
 2015          3             $30.22            10.9%            91.0%           10.0%                  91.4%
 >2015         5             $35.57             7.9%            98.9%            8.6%                 100.0%
Vacant       N/A              N/A               1.1%           100.0%            N/A                    N/A

(1)  Data based on the rent roll dated March 1, 2007.

(2) Data does not include 930 square feet of building storage space and 1,949 square feet of management office space that has no rent attributed to it.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                   CITY TOWER

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $115,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $115,000,000
FIRST PAYMENT DATE:                  June 11, 2007
MORTGAGE INTEREST RATE:              5.3800% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       May 11, 2017
MATURITY/ARD BALANCE:                $115,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Yield Maintenance until the date that is
                                     three months prior to the Maturity Date(2)
LOAN PER SF(1):                      $280
UP-FRONT RESERVES:                   Debt Service Reserve:        $2,700,000(3)
                                     TI/LC Reserve:                  $4,610,000
ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes(4)
                                     Replacement Reserve:          Springing(5)
                                     TI/LC Reserve:                 $307,596(6)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            Orange, California
YEAR BUILT/RENOVATED:                1988
SQUARE FEET:                         410,068
OCCUPANCY AT U/W(8):                 95%
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)                       NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                                     ------   ---------------   ----------------
Regents of University of California  54,201        13.2%           11/30/2010
St. Paul Fire & Marine Insurance     48,868        11.9%            4/30/2008
Liberty Mutual                       41,480        10.1%            8/31/2011
PROPERTY MANAGEMENT:                 Maguire Properties, L.P.

                        12/31/2004   12/31/2005    12/31/06        U/W
                        ----------   ----------    --------        ---
NET OPERATING INCOME:   $6,510,332   $6,967,312   $6,665,084   $8,765,830
NET CASH FLOW:                                                 $8,133,326
DSCR:                                                             1.30x
APPRAISED VALUE:                     $190,700,000
APPRAISAL DATE:                      March 20, 2007
CUT-OFF DATE LTV RATIO(1):           60.3%
MATURITY/ARD LTV RATIO:              60.3%

(1)  Based on the June 2007 cut-off date principal balance.

(2) In addition to the option to prepay with yield maintenance, the borrower has the option to defease at any time after the date which is two years from the "startup day" of the REMIC.

(3) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. For so long as a blanket insurance premium financing arrangement is in effect, borrower is required to make monthly payments to the lender equal to the financing installments in lieu of the insurance reserve payment.

(5) After the occurrence of an event of default (whether or not cured), the borrower is required to deposit $6,836.00 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) After the second anniversary of the closing date, the borrower is required to deposit $25,633.00 per month to fund the TI/LC reserve.

(7) The borrowers' members have incurred mezzanine debt in the principal amount of $25,000,000.

(8)  Based on the March 27, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- City Tower (the "Property") is a 21-story, 410,068 square foot Class-A office building located in Orange, California. The Property is situated on a 6.9 acre parcel, located centrally on the northwest corner of the intersection of City Boulevard West and City Drive. A recent remeasurement of the Property in accordance with the current BOMA standards resulted in an increase of the net rentable area ("NRA") by approximately 31,901 square feet. This increase in NRA is estimated to be absorbed between July 2007 and July 2015, which is estimated to increase the Subject's NRA by 7.8% to approximately 441,969 square feet.

- The immediate surroundings of the Property consists primarily of retail, service-oriented developments, and limited commercial buildings along major thoroughfares, with mostly residential properties, both single and multifamily, along secondary streets. The neighborhood's overall land use is approximately 30% residential, 20% retail, 20% commercial, 20% other uses, and 10% industrial. The Property is well-located and afforded good access and visibility from roadway frontage.

- Constructed in 1988, the Property is currently 95% leased to a diverse roster of 32 tenants paying an average base rent of $25.90/SF. The largest tenant at the Property is Regents of University of California - Irvine (13.2% of NRA, $28.57/SF, lease exp. 11/30/2010), which has been in occupancy since March 2003, expanding into 45,111 square feet of additional space since their initial lease, with 2 three-year renewal options. The University of California is governed by The Regents, a 26-member board, responsible for appointing the President of the University and the principal officers of The Regents: the General Counsel, the Treasurer, and the Secretary. The University of California system includes more than 209,000 students and more than 170,000 faculty and staff, with more than
     1.4 million alumni around the world.

- The second largest tenant at the Property is St. Paul Fire & Marine Insurance (11.9% of NRA, $27.79/SF, lease exp. 4/30/2008), which is a subsidiary of Travelers (NYSE:TRV) and a leading provider of property casualty insurance and surety products and of risk management services to a wide variety of businesses, organizations and individuals. St. Paul Fire & Insurance Company is a credit rated tenant (Moody's/S&P/Fitch: Aa3/AA-/AA) that has been in occupancy at the Subject since May 2001, further expanding their leased space in November 2004 and March 2006. St. Paul Fire & Marine Insurance Company has one 5-year renewal option. The company reported 2006 revenues of $25.1 billion and total assets of $113.8 billion.

- The third largest tenant at the Property is Liberty Mutual (10.1% of NRA, $29.64/SF, lease exp. 8/31/2011). Liberty Mutual is a credit rated tenant (Moody's/S&P/Fitch: Baa1/A/BBB+), which ranks 95th on the Fortune 500 list of largest U.S. corporations based on 2006 revenue, and is the sixth-largest property and casualty insurer in the U.S. based on 2005 direct written premium. Liberty Mutual Group today employs over 39,000 people in more than 900 offices throughout the world. As of December 31, 2006, Liberty Mutual Group had $85.5 billion in consolidated assets, $74.6 billion in consolidated liabilities and $23.5 billion in annual consolidated revenue.

- The subject property is located in the Central Orange County sub-market, which is within the Orange County office market. Orange County's office market continues to demonstrate its stability due to its diverse economy, highly-educated workforce and deep international trade links, and is expected to continue to grow in the near term. The region has consistently experienced healthy levels of demand for office space and remains an attractive market for companies to grow.

- Per REIS, as of the second quarter of 2007, the Orange County office market is comprised of approximately 79.6 million square feet. The market had a direct vacancy rate of 8.3% during the second quarter of 2007. Demand for office space has been fairly consistent and has remained healthy since 2005. The continued demand for space in the market has positively impacted the average asking lease rates, which have increased to $30.12 PSF as of the second quarter of 2007, a 10% increase from the same period in 2006. During 2006, over 1.2 million square feet of new office space was delivered to the market, with 48% of the space pre-committed at completion.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

- Per the second quarter 2007 REIS report, the total inventory of the Central submarket was 16.5 million square feet representing 21% of the total net rentable area of the larger Orange County market. The vacancy rate of the submarket was reported at 7.8% and there has been no new supply of office space added to the submarket inventory since the beginning of 2006.

- The Subject has significant upside potential as the average in-place base rent of $25.90/SF is approximately 22.9% below the appraiser's concluded market rent of $33.60/SF. At closing, Lender established a $2.70 million interest reserve to fund any debt service shortfalls as the property realizes its upside potential. To enable the lease up of the property to market rent levels, $4.61 million was funded into a TI/LC Reserve at closing.

- The borrowing entity is controlled by Maguire Properties, Inc. (NYSE: MPG). Maguire Properties, Inc. ("Maguire") is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. Maguire was formed to succeed the businesses of Maguire Partners (and its affiliates), a nationally recognized owner and developer of institutional-quality properties founded in 1965 by Robert F. Maguire III. The guarantor, Maguire Properties L.P., has a master lease on 71,657 square feet of space at the Subject (17.5% of NRA, $20.72/SF, lease exp. 2/28/2010) and guaranty's the cost of tenant improvements and leasing costs for this space, even after the expiration of their master lease term.

- Maguire's current portfolio consists of over 10 million square feet located in nine Southern California markets, including the Los Angeles Central Business District, the Tri-Cities area of Pasadena, Glendale and Burbank, the Cerritos sub-market, the John Wayne Airport sub-market of Orange County and North San Diego County sub-market. The portfolio includes six office properties in the prime Bunker Hill area of the Los Angeles Central Business District - US Bank Tower, Gas Company Tower, KPMG Tower, Wells Fargo Tower, One California Plaza and 777 Tower - and four off-site parking garages. In the Tri-Cities area, the portfolio includes an office property and the 350-room Westin Pasadena Hotel located at Plaza Las Fuentes in Pasadena, and the Glendale Center office property in Glendale, California. In the Cerritos sub-market, Maguire Properties owns the Cerritos Corporate Center Phase I and Phase II properties, collectively known as the Cingular Wireless Western Regional Headquarters. The portfolio also includes Park Place I and Park Place II located in the John Wayne Airport sub-market of Orange County. Park Place II is a 105-acre mixed-use development surrounding the 15-acre Park Place I office campus. In North San Diego County, Maguire owns five office properties including its newest acquisition, the Pacific Center. In addition to properties in Southern California, Maguire also owns the Wells Fargo Center, a landmark, 52-story,
     1.2 million square-foot office tower in Denver's Central Business District.

- The Subject is managed by Maguire Properties, L.P., a borrower-affiliated entity. Maguire Properties, L.P. owns and operates over 27 million square feet of Class A office and mixed use projects, including parking. As a full-service real estate company, Maguire Properties, Inc. offers a tightly integrated family of services including asset management. Maguire strives to foster strong tenant relationships through a commitment to servicing client needs. This typically includes state-of-the-art amenities such as concierge services, local transportation shuttles, 24-hour security services and valet parking. Currently, Maguire is the largest owner and operator of Class A office space in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. It has substantial in-house expertise and resources in property management, marketing and leasing. Employees of the current property management firm, Equity Office Properties Trust will be retained due to their working knowledge of the property.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

LEASE ROLLOVER SCHEDULE (1)

                                                                           % OF TOTAL BASE
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES    CUMULATIVE % OF TOTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       RENTAL REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------
 2007         5              $26.80             5.3%             5.3%            5.7%                   5.7%
 2008        12              $27.22            28.1%            33.4%           30.9%                  36.7%
 2009         5              $24.65             9.3%            42.7%            9.3%                  46.0%
 2010         6              $23.71            32.7%            75.5%           31.4%                  77.4%
 2011         3              $28.25            11.4%            86.9%           13.0%                  90.4%
 2012         1              $24.00             0.4%            87.2%            0.4%                  90.8%
 2013         1              $36.00             1.3%            88.6%            1.9%                  92.7%
 2014         1              $29.40             1.7%            90.3%            2.0%                  94.7%
 2015         1              $25.20             5.2%            95.4%            5.3%                 100.0%
Vacant       N/A              N/A               4.6%           100.0%            N/A                    N/A

(1)  Data based on the rent roll dated March 27, 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                 2600 MICHELSON

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $95,000,000
CUT-OFF DATE PRINCIPAL        $95,000,000
BALANCE(1):                   $95,000,000
FIRST PAYMENT DATE:           June 11, 2007
MORTGAGE INTEREST RATE:       5.3300% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                May 11, 2017
MATURITY/ARD BALANCE:         $95,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Yield Maintenance until the date that is
                              three months prior to the Maturity Date(2)
LOAN PER SF(1):               $309
UP-FRONT RESERVES:            TI/LC Reserve:                $3,310,000
                              Debt Service Reserve:      $2,700,000(3)
ONGOING RESERVES:             Tax and Insurance Reserve:        Yes(4)
                              Replacement Reserve:        Springing(5)
                              TI/LC Reserve:               $230,448(6)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     Irvine, California
YEAR BUILT/RENOVATED:         1986
SQUARE FEET:                  307,271
OCCUPANCY AT U/W(8):          97%
OWNERSHIP INTEREST:           Fee
                              Fee

MAJOR TENANT(s)                NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                              ------   ---------------   ----------------
La Fitness Corporate
Space                         60,013        19.5%            1/31/2011
Citicorp North America        36,034        11.7%            6/30/2008
Kasdan Simonds et al.         20,025         6.5%           11/30/2008
                              20,025         6.5%           11/30/2008

PROPERTY MANAGEMENT:          Maguire Properties, L.P.

                              12/31/2004   12/31/2005   12/31/2006       U/W
                              ----------   ----------   ----------   ----------
NET OPERATING INCOME:         $3,709,254   $5,188,196   $5,077,836   $7,312,124
NET CASH FLOW:                                                       $6,806,594
DSCR:                                                                   1.33x
APPRAISED VALUE:              $160,000,000
APPRAISAL DATE:               March 27, 2007
CUT-OFF DATE LTV RATIO(1):    59.4%
MATURITY/ARD LTV RATIO:       59.4%

(1)  Based on the September 2007 cut-off date principal balance.

(2) In addition to the option to prepay with yield maintenance, the borrower has the option to defease at any time after the date which is two years from the "startup day" of the REMIC.

(3) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. For so long as a blanket insurance premium financing arrangement is in effect, borrower is required to make monthly payments to the lender equal to the financing installments in lieu of the insurance reserve payment.

(5) After the occurrence of an event of default (whether or not cured), the borrower is required to deposit $5,121.00 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) After the second anniversary of the closing date, the borrower is required to deposit $19,204.00 per month to fund the TI/LC reserve.

(7) The borrower's members have incurred mezzanine debt in the principal amount of $15,000,000.

(8)  Based on the March 27, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- 2600 Michelson (the "Property") is a 16-story, 307,271 square foot, Class-A office building located in Irvine, California. The Property is situated on a 4.58 acre parcel, located centrally on the corner of Michelson Drive and Teller Avenue. Irvine is located in Orange County, approximately 40 miles southeast of downtown Los Angeles, and six miles inland from the Pacific Ocean.

- Irvine is an incorporated community located in the south/central portion of Orange County, bordered on the west by the cities of Newport Beach, Costa Mesa, and Santa Ana, on the north by Tustin and unincorporated areas, on the east by unincorporated areas, and on the south by Newport Beach. The city of Irvine was incorporated in 1971, and presently contains 42.8 square miles.

- The subject neighborhood benefits from its proximity to both the Santa Ana I-5 freeway and the San Diego I-405 freeway bisecting the city. The city's major north to south roads include Jamboree Road and MacArthur Boulevard. The major east to west streets include Main Street, Alton and Barranca. Access to Irvine is available through the John Wayne-Orange County Airport, regional bus service and the Amtrak passenger rail service. The southern portion of Irvine is dominated by the business complexes surrounding the airport. This area is Orange County's major employment center. The Irvine Spectrum, located in the eastern portion of the city, is dominated by biotech and high-tech computer companies. Major employers include Walt Disney Company, University of California Irvine, Boeing, St. Joseph Health System, and Yum! Brands Inc. to name a few.

- Constructed in 1986, the Property is currently 97% leased to a diverse roster of 34 tenants with a weighted average rent of $26.43/SF. The tenant mix includes corporate offices of LA Fitness, Citicorp North America (parent Citigroup Inc. rating: S&P/Moody's/Fitch: AA/Aa1/AA+), and Kasdan Simonds, Riley & Vaughan LLP.

- The largest tenant space at the Property is occupied by the corporate offices of LA Fitness (19.5% of NRA, $24.60/SF, lease exp: 1/31/2011), a premier fitness and sports club chain, which has been a leader in the health and fitness industry for over 20 years and is rapidly growing across the nation.

- The second largest tenant at the Property is Citicorp North America (11.7% of NRA, $24.02/SF, lease exp: 6/30/2008), who has been in occupancy at the Property since July 1998, expanding into 16,009 square feet of additional space over the last three years. According to Forbes Global 2000 in March of 2007, Citigroup was recognized as the world's largest company with total assets of nearly 1.9 trillion dollars.

- The third largest tenant at the Property is Kasdan Simonds, Riley & Vaughan LLP (6.5% of NRA, $26.40/SF, lease exp. 11/30/2008), a national law firm with offices in Northern and Southern California and Phoenix, Arizona. The firm has over 65 attorneys and specializes in the construction defect practice area. The tenant has been in occupancy at the Property since December 2000, expanding into 6,015 square feet of additional space over the last five years.

- The Property is located in the Airport sub-market, which is within the Orange County office market. Orange County's office market continues to demonstrate its stability due to its diverse economy, highly-educated workforce and deep international trade links, and is expected to continue to grow in the near term. The region has consistently experienced healthy levels of demand for office space and remains an attractive market for companies to grow.

- Per REIS, as of the second quarter of 2007, the Orange County office market is comprised of approximately 79.6 million square feet and it continues to grow as new supply is added to the market. The market had a direct vacancy rate of 8.3% during the second quarter of 2007. Demand for office space has been fairly consistent and has remained healthy since 2005. The continued demand for space in the market has positively impacted the average asking lease rates, which have increased to $30.12 PSF as of the second quarter of 2007, a 10% increase from the same period in 2006. During 2006, over 1.2 million square feet of new office space was delivered to the market, with 48% of the space pre-committed at completion. The pipeline of new office product totals 4.5 million square feet and is expected to be delivered beginning mid-year 2007 through 2008.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

- Per REIS report for second quarter of 2007, the total inventory of the Airport submarket is 36.3 million square feet representing 46% of the total net rentable area of the larger Orange County market. The vacancy rate of the submarket was reported at 8.4%. There has been no new supply of office space added to the submarket inventory since the second quarter of 2006.

- The Subject has significant upside potential as the average in-place base rent of $26.43/SF is approximately 30.1% below the appraiser's concluded market rent of $37.80/SF. To enable the lease up of the property to market rent levels, $3.31 million was funded into a TI/LC Reserve at closing.

- The office market and the local submarket have exhibited strong occupancy levels and upward trending rental rates, while maintaining favorable absorption in recent years. Considering the recent trends in absorption and the limited prospects for new construction, the local market area is expected to maintain a stabilized occupancy position. The Property benefits from its location, which is in close proximity to employment centers, major roadways, and the surrounding office developments. These demand generators are anticipated to enable the borrower to take advantage of the near term roll through lease-up at market level rents, in line with the submarket and the competitive set.

- The borrowing entity is controlled by Maguire Properties, Inc. (NYSE: MPG). Maguire Properties, Inc. ("Maguire") is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. Maguire was formed to succeed the businesses of Maguire Partners (and its affiliates), a nationally recognized owner, developer and acquirer of institutional-quality properties founded in 1965 by Robert F. Maguire III.

- Maguire's current portfolio consists of over 10 million square feet located in nine Southern California markets, including the Los Angeles Central Business District, the Tri-Cities area of Pasadena, Glendale and Burbank, the Cerritos sub-market, the John Wayne Airport sub-market of Orange County and North San Diego County sub-market. The portfolio includes six office properties in the prime Bunker Hill area of the Los Angeles Central Business District - US Bank Tower, Gas Company Tower, KPMG Tower, Wells Fargo Tower, One California Plaza and 777 Tower - and four off-site parking garages. In the Tri-Cities area, the portfolio includes an office property and the 350-room Westin Pasadena Hotel located at Plaza Las Fuentes in Pasadena, and the Glendale Center office property in Glendale, California. In the Cerritos sub-market, Maguire Properties owns the Cerritos Corporate Center Phase I and Phase II properties, collectively known as the Cingular Wireless Western Regional Headquarters. The portfolio also includes Park Place I and Park Place II located on 120 acres in the John Wayne Airport sub-market of Orange County. Park Place II is a 105-acre mixed-use development surrounding the 15-acre Park Place I office campus. In North San Diego County, Maguire owns five office properties including its newest acquisition, the Pacific Center. In addition to properties in Southern California, Maguire also owns the Wells Fargo Center, a landmark, 52-story,
     1.2 million square-foot office tower in Denver's Central Business District.

- The Subject is managed by Maguire Properties, L.P., a borrower-affiliated entity. Maguire Properties, L.P. owns and operates over 27 million square feet of Class A office and mixed use projects, including parking. As a full-service real estate company, Maguire offers a tightly integrated family of services including asset management. Maguire strives to foster strong tenant relationships through a commitment to servicing client needs. This typically includes state-of-the-art amenities such as concierge services, local transportation shuttles, 24-hour security services and valet parking. Currently, Maguire is the largest owner and operator of Class A office space in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. It has substantial in-house expertise and resources in property management, marketing and leasing. Employees of the current property management firm, Equity Office Properties Trust, will be retained due to their working knowledge of the property.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

LEASE ROLLOVER SCHEDULE (1)

                                                                           % OF TOTAL BASE
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES    CUMULATIVE % OF TOTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       RENTAL REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------
 2007         10             $26.05            14.8%           14.8%            14.9%                 14.9%
 2008         10             $26.03            25.3%           40.0%            25.5%                 40.5%
 2009          6             $28.15             7.8%           47.8%             8.5%                 49.0%
 2010          3             $28.27             9.6%           57.4%            10.5%                 59.5%
 2011          7             $26.16            37.1%           94.5%            37.7%                 97.2%
 2013          1             $24.60             3.0%           97.5%             2.8%                100.0%
Vacant       N/A               N/A              2.5%          100.0%             N/A                   N/A

(1)  Data based on the rent roll dated March 27, 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                 MEYBERRY HOUSE

                                    [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $ 90,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $ 90,000,000
FIRST PAYMENT DATE:           June 11, 2007
MORTGAGE INTEREST RATE:       5.5000% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                May 11, 2017
MATURITY/ARD BALANCE:         $ 90,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/yield maintenance until the date that
                              is six months prior to the Maturity Date.
LOAN PER UNIT(1):             $ 500,000
UP-FRONT RESERVES:            Engineering Reserve:                $6,063
                              Debt Service Reserve:        $7,500,000(2)
                              Renovation Work Reserve:     $5,430,000(3)
ONGOING RESERVES:             Tax and Insurance Reserve:          Yes(4)
                              Replacement Reserve:          Springing(5)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     New York, New York
YEAR BUILT/RENOVATED:         1963/1984
UNITS:                        180(7)
OCCUPANCY AT U/W(8):          87%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          R. A. Cohen & Associates, Inc.

                                                              U/W(9)
                                                           ----------
NET OPERATING INCOME:                                      $8,733,754
NET CASH FLOW:                                             $8,688,754
DSCR:                                                         1.73x
APPRAISED VALUE:              $145,000,000
APPRAISAL DATE:               April 2, 2007 CUT-OFF
CUT-OFF DATE LTV RATIO(1):    62.1%
MATURITY/ARD LTV RATIO:       62.1%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and cash expenses payable in such month incurred in connection with the approved budget. So long as no event of default has occurred and is continuing the lender is required to disburse a portion of the interest reserve funds to pay certain interest shortfalls, reserve funds and cash expenses incurred in connection with the approved budget in a given month. If the debt service coverage ratio is not at least equal to 1.00x for three (3) consecutive months and there are no longer sufficient interest reserve funds in the interest reserve account to pay an interest shortfall, the borrower is required to deposit $1,000,000 with the lender within 10 days of notice thereof. If at any time after the delivery of such additional interest reserve amount, the debt service coverage ratio is at least equal to 1.00x for three (3) consecutive months, the lender is required to disburse any unused portion of such additional interest reserve amount to the borrower.

(3) The renovation reserve was established at closing to fund scheduled renovations at the properties.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date occurring in May, 2010, the borrower is required to deposit $3,729.00 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The sole member of the borrower has incurred mezzanine debt in the principal amount of $34,000,000.

(7) The Meyberry House Loan is collateralized by 180 multifamily units, approximately 8,500 square feet of medical office space and an underground parking garage containing approximately 111 parking spaces.

(8)  Based on the April 4, 2007 rent roll.

(9) Historical financial statements were not provided. An in-place NOI of $2,483,645 is obtained if the rent roll is annualized and budgeted expenses are used.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- Meyberry House (the "Subject") is a 14-story, 180-unit, multifamily building located along the south side of East 63rd Street, between Second and Third Avenues in the Upper East Side neighborhood of Manhattan. The Subject was originally built in 1963 and subsequently renovated in 1984. The Subject's 180 residential units range in size from a 503 square foot studio apartment to a 1,843 square foot three-bedroom apartment. The Subject's unit mix includes 51 studio units, 97 one-bedroom units, 30 two-bedroom units, one three-bedroom unit and one employee unit. In addition to the residential units, the Subject contains eight ground floor medical office units containing approximately 8,197 square feet and a 93-space parking garage, which is operated by a third party parking facility operator. As of April 2007, the Subject's residential units were 87% occupied and the office space was 100% occupied.

- The Sponsor intends to reposition the Subject as a luxury rental property. The Subject has significant upside potential as the Subject's average in-place rental rate is substantially below market level rents for luxury apartment buildings. The Subject's average in-place rental rates for unregulated units and rent stabilized units are approximately 34% and 72% below the appraiser's market level rent for luxury rental units, respectively. As of April 2007, the Subject had 81 unregulated units, 75 rent stabilized units, 23 unregulated vacant units and one employee unit. The Sponsor is in the process of renovating the current unregulated units so they can compete with the luxury rental properties in the area and achieve higher rents.

- The Sponsor also intends to recapture stabilized units through natural tenant turnover as well as the due diligence of illegal tenants and sub-tenants residing in rent stabilized units. Rent increases for such stabilized units will be achieved in the following ways: a 17-20% increase is allowable to all units as they become vacant ("Vacancy Allowance") and 1/40th of Individual Apartment Improvements ("IAI") costs are permitted to be recovered and added to the monthly rent of such units. The current plan calls for apartment renovation on average of $30,000/unit. Lender has structured an IAI escrow reserve totaling $5.43 million.

- Per the appraiser, current average asking rents at comparable rental properties ranged from $2,198 - $3,700 for studio apartments, $2,872 - $5,195 for one-bedroom units, and $3,468 - $8,850 for two-bedroom units. Including both unregulated and rent stabilized units, the Subject's in-place rents, as of April 2007, ranged from $737 to $2,800 (avg. $1,690) for studio units, $917 to $3,900 (avg. $2,226) for one-bedroom units, $1,537 to $6,500 (avg. $3,697) for two-bedroom units and $6,000 for the three-bedroom unit. The average in-place rent, as of April 2007, at the Subject for unregulated units was $2,311 for studios, $3,033 for one-bedroom units, $4,633 for two-bedroom units and $6,000 for the three-bedroom unit.

- The Subject is located in the Upper East Side ("UES") neighborhood of Manhattan. The UES extends from East 59th Street in the south to East 96th Street in the north, and the area between Central Park and the East River. The Subject is specifically located within the Lenox Hill section of the UES. The Lenox Hill area of the neighborhood is noted for established mansions, restaurants, and upscale commercial and retail shops. The neighborhood is considered an urban residential location and consists of a mixture of single and multi-family residential homes, several institutional developments and some retail and limited office uses. The general area is dominated by high-rise luxury residential developments. Multifamily residences comprise both walkup and elevator apartment buildings, accounting for nearly 40% of the land use. The remainder is made up of mixed residential/commercial uses, institutions, transportation and utility, and open space and recreational use. Within the Subject's 10065 zip code, the 2006 estimated population was 45,177 with 26,077 households and an average household income of $147,009.

- Per REIS first quarter 2007, the Upper East Side Submarket contained 16,010 units with a vacancy rate of 2.0%, down from 2.4% for year end 2006 and 3.7% for first quarter 2006. Average asking rent for first quarter 2007 was $3,472 per unit, up 0.6% from $3,452 in year end 2006 and up 6.2% from $3,269 in first quarter 2006. There have been limited additions to supply in this submarket. Since 2002, only 589 units have been added to supply. Since first quarter 2006, inventory decreased by 275 units or 1.7%.

- The borrowing entity is controlled by a joint venture between Atlas Capital Group, LLC (5%) and Lehman Brothers Real Estate Partners II, L.P (95%). Andrew B. Cohen and Jeffrey A. Goldberger, principals of Atlas Capital Group, LLC, are the guarantors for the loan.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

- Atlas Capital Group ("Atlas") was established by Jeffrey Goldberger and Andrew Cohen. The pair worked together at UBS, where they were responsible for over $3 billion in transactions, specializing in highly structured equity investments and high-leverage debt instruments. Mr. Goldberger joined UBS in 2002 to build and run its real estate equity investment platform. The new venture represents his return to being a principal of his own organization. Before joining UBS, he was president and a principal of The Witkoff Group, a New York-based full service real estate firm. While there, he oversaw the acquisition of 17 million square feet of commercial properties worth $3 billion, along with the company's operations. Previously, he was founding principal of JAG Capital, a firm engaged in various types of debt and equity investments. Jeffrey Goldberger reports a net worth of $67.7 million with liquidity of $6.2 million. Andrew Cohen joined UBS in 2001 and was initially responsible for structuring and closing the commercial real estate group's large and complex transactions. After transitioning to the origination side, he handled a number of high profile clients and ultimately teamed up with Mr. Goldberger to build the real estate equity platform. Prior to joining UBS, Mr. Cohen had been a practicing attorney for seven years, including at Schulte Roth & Zabel, where he represented major institutions, developers and operators. Andrew Cohen reports a net worth of $9.3 million with liquidity of $1.8 million.

- Since inception, Atlas has successfully completed approximately $879 million in acquisitions. In July 2006, Atlas acquired Cannon Bridge House in London valued at (pound)206 million ($385 million) from the Fordgate Group, in which Atlas holds a 50% interest. Cannon Bridge House is a 284,000 square-foot landmark office property constructed directly above Cannon Street Station with views across the River Thames. In December 2006, Atlas acquired 20 Gracechurch Street in London valued at (pound)200 million ($394 million) from Morley, in which Atlas holds a 50% interest. The property, a 16-story 327,166 square-foot landmark tower, is mostly unoccupied as it is currently being partially re-clad and completely refurbished, with an anticipated completion date in the second quarter of 2008.

- Lehman Brothers Real Estate Partners II, L.P., an affiliate of Lehman Brothers, is a $2.4 billion fund that makes direct private equity investments in properties, real estate companies and service businesses ancillary to the real estate industry in North America, Europe and Asia. The property is managed by R.A. Cohen & Associates, a New York based management firm. R.A. Cohen & Associates has 17 years of management experience and currently manages over 3,000 units.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             HAMBURG TRUST PORTFOLIO

                                    [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $72,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $72,000,000
FIRST PAYMENT DATE:                  August 11, 2007
MORTGAGE INTEREST RATE:              5.7500% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       July 11, 2017
MATURITY/ARD BALANCE:                $67,126,206
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.
LOAN PER UNIT(1):                    $59,553
UP-FRONT RESERVES:                   Environmental Reserve:              $875
                                     Renovation Reserve:        $5,911,058(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:        Yes(4)
                                     Replacement Reserve:        Springing(5)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            Various(6)
YEAR BUILT/RENOVATED:                Various(7)
UNITS:                               1,209
OCCUPANCY AT U/W(8):                 94%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Alliance Residential Management, L.L.C.

                        12/31/2005  12/31/2006    4/30/2007       U/W
                        ----------  ----------   ----------   ----------
NET OPERATING INCOME:   $5,742,210  $6,051,811   $5,881,808   $6,072,853
NET CASH FLOW:                                                $5,891,653
DSCR:                                                               1.17x

APPRAISED VALUE:                     $94,650,000
APPRAISAL DATE:                      Various(9)
CUT-OFF DATE LTV RATIO(1):           76.1%
MATURITY/ARD LTV RATIO:              70.9%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The Hamburg Trust Portfolio Loan has an interest only period of 60 months, after which the borrowers will be required to pay interest and principal on each monthly payment date.

(3) The Renovation Reserve was established at closing to fund scheduled renovations at the properties within 18 months of closing.

(4) The borrowers are required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date in February 2009, the borrowers are required to deposit $25,187.50 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The Hamburg Trust Portfolio Loan is secured by five multifamily properties located in Texas and Florida.

(7) The Hamburg Trust Portfolio Loan Properties were constructed between 1971 and 1995 and renovated between 2005 and 2006. Each property is currently undergoing renovation.

(8)  Based on the rent rolls dated May 7, 2007 through May 30, 2007.

(9)  All appraisals were completed between June 2, 2007 and June 14, 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                              PORTFOLIO INFORMATION

                          YEAR                                                    ALLOCATED CUT-OFF
PROPERTY NAME        BUILT/RENOVATED       LOCATION       UNITS   OCCUPANCY(1)   DATE LOAN BALANCE(2)   APPRAISED VALUE
-----------------------------------------------------------------------------------------------------------------------
Caribbean Isle          1990/2006       Kissimmee, FL       448        92%            $30,581,000         $40,550,000
Forest Park             1995/2005      Oakland Park, FL     188        96%            $21,290,000         $27,500,000
Wind Tree               1979/2006        Amarillo, TX       276        95%            $ 9,600,000         $12,750,000
Warwick Apartments      1982/2006         Abilene, TX       152        98%            $ 6,271,000         $ 8,150,000
Coulter Landing         1971/2005        Amarillo, TX       145        92%            $ 4,258,000         $ 5,700,000
TOTAL/WTD. AVG.                                           1,209        94%            $72,000,000         $94,650,000

(1)  Occupancy is based on rent rolls dated in May 2007.

(2)  Based on a Cut-Off Date in September 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- The Hamburg Trust Portfolio (the "Portfolio") includes five multifamily Class B properties with three properties located in Texas and two properties located in Florida. The buildings were constructed between 1971 and 1995. The five properties include a total of 1,209 units, of which 577 are one-bedroom units, 536 are two-bedroom units and 96 are three-bedroom units. Typical complex amenities include swimming pools, recreational facilities, clubhouses and laundry facilities. Unit amenities include standard kitchen appliances, balconies, ceiling fans, and fireplaces. The sponsor is expected to implement an extensive renovation plan totaling $5.9 million that will include exterior renovations such as new paint, awnings, and landscaping. The interior renovations will consist of new appliances, new cabinetry, air conditioning units, and carpet/tile upgrades.

Caribbean Isle

     - Caribbean Isle is a 448-unit apartment complex located in Kissimmee, Florida, that was originally constructed in 1990. As of May 2007, the Subject was 92% occupied with average in-place rents of $727 for one-bedroom units and $880 for two-bedroom units. According to REIS, Caribbean Isle is located in the Orlando market and the Kissimmee/Osceola submarket. As of the first quarter of 2007, the average vacancy rate for the Orlando market and the Kissimmee/Osceola submarket was 5.6% and 5.3%, respectively. Average asking rents within the Orlando market were $763 for one-bedroom units and $917 for two-bedroom units. For the Kissimmee/Osceola submarket, asking rents ranged from $754 for one bedroom units to $865/unit for two bedroom units.

Forest Park

     - Forest Park is a 188-unit apartment complex located in Oakland Park, Florida, that was originally constructed in 1995. As of May 2007, the Subject was 96% occupied with average in-place rents of $1,197/unit for two-bedroom units and $1,378/unit for two-bedroom units. According to REIS, Forest Park is located in the Fort Lauderdale market and the Lauderhill/Lauderdale submarket. As of the first quarter of 2007, the average vacancy rate for the Fort Lauderdale market and the Lauderhill/Lauderdale submarket was 3.8% and 4.4%, respectively. Average asking rents within the market ranged from $935/unit for one bedroom units to $1,155/unit for two bedroom units. For the Lauderhill/Lauderdale submarket, asking rents ranged from $775/unit for one-bedroom units to $946/unit for two-bedroom units.

Wind Tree and Coulter Landing

     - Wind Tree is a 276-unit apartment complex located in Amarillo, Texas, that was originally constructed in 1979. As of May 2007, the Subject was 95% occupied with average in place rents of $512/unit for one-bedroom units and $672/unit for two-bedroom units. Coulter Landing is a 145-unit apartment complex located in Amarillo, Texas and was originally constructed in 1971 and later renovated in 2006. As of May 2007, the Subject was 92% occupied with average in-place rents of $483/unit for one-bedroom units and $572/unit for two-bedroom units. According to the appraiser, market rent for one-bedroom units ranges from $485/unit to $599/unit and for two-bedroom units ranges from $639/unit to $735/unit. The occupancy in the market is 88%.

Warwick  Apartments

     - Warwick Apartments is a 152-unit apartment complex located in Abilene, Texas, that was originally constructed in 1982. As of May 2007, the Subject was 98% occupied with average in place rents of $613/unit for one-bedroom units, $663/unit for two-bedroom units and $794/unit for three-bedroom units. According to the appraiser, the market rent is $630/unit for one-bedroom units, $675/unit for two-bedroom units, and $845/unit for three-bedroom units. The occupancy in the market is 94%.

- The Borrowing entity is a limited partnership between Alliance Holdings LLC and Hamburg Trust. The sponsors are Alliance Holdings LLC and Hamburg Trust HTG USA I GmbH & Co. Alliance Holdings LLC was founded in 1994 by Andrew Schor (President) and Steven Ivankovich (CEO) to own and operate multifamily properties as a long-term investor. The company has

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     grown from 5,000 units in 1994 to one of the largest multifamily property owners in the nation with approximately 47,700 units in 16 states including communities throughout Texas and the Midwest, Nevada, Arizona and along the East Coast from Maryland to Florida. The principals of Alliance, Andrew Schor and Steven Ivankovich, have more than 25 years of combined real estate experience.

- Hamburg Trust HTG USA I GmbH & Co. is a joint venture between Credit Suisse (Moody's/S&P: Aa3/AA-), General Property Trust/Babcock & Brown JV, and a management team led by Dr. Joachim Seeler, the former head of HGA Capital. General Property Trust/Babcock & Brown JV was established in 2005 to pursue real estate investment, trading and development opportunities and has invested in or committed to investing in real estate projects in the United States, Australia, Germany, France, Denmark, The Netherlands, The Czech Republic and Poland.

- The Portfolio is managed by Alliance Residential Management, LLC, a borrower-related entity. The company is one of the largest operators of multifamily communities in the United States and is recognized as a leader based on the experience of its executives, the performance of its properties and its innovative management training program. Alliance Residential Management, LLC currently manages over 47,000 units in communities throughout Texas and the Midwest, along the Eastern Seaboard from Virginia to Florida, and in Nevada and Arizona.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           ST. LUKE'S AT CYPRESS WOODS

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $31,800,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                          $31,800,000
FIRST PAYMENT DATE:                  September 11, 2007
MORTGAGE INTEREST RATE:              6.8910% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       August 11, 2012
MATURITY/ARD BALANCE:                $31,800,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/yield maintenance until the date
                                     that is six months prior to the Maturity
                                     Date.
LOAN PER SF(1):                      $220
UP-FRONT RESERVES:                   Debt Service Reserve:            380,000(2)
                                     TI/LC Reserve:                $2,967,000(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(4)
                                     Replacement Reserve:           Springing(5)
LOCKBOX:                             N/A
SUBORDINATE FINANCING:               Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Suburban
LOCATION:                            Houston, Texas
YEAR BUILT/RENOVATED:                2005
SQUARE FEET:                         144,415
OCCUPANCY AT U/W(7):                 99%
OWNERSHIP INTEREST:                  Fee

                                       % OF TOTAL
MAJOR TENANT(S)                NRSF        NRSF    LEASE EXPIRATION
                             --------  ----------  ----------------
Kelsey-Seybold Clinic        125,712      87.0%        7/31/2020
Houston NW Primary
Care                          12,200       8.4%        8/31/2017
Allen Chu                      4,181       2.9%       11/30/2016

PROPERTY MANAGEMENT:                 RMP Property Management, Inc.

                                                   U/W
                                               ----------
NET OPERATING INCOME:                          $2,711,779
NET CASH FLOW:                                 $2,673,019
DSCR:                                             1.20x

APPRAISED VALUE:                     $38,300,000
APPRAISAL DATE:                      April 26, 2007
CUT-OFF DATE LTV RATIO (1):          83.0%
MATURITY/ARD LTV RATIO:              83.0%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing. Provided no event of default has occurred and revenue from the property, excluding rent, is inadequate to fund the current month's payments required under the related loan documents or operating expenses, lender is entitled to use the debt service reserve as payment for such amounts, or, in the case of payments to lender, lender may undertake a direct credit against the reserve for such amounts then due. Borrower is entitled to a disbursement of the entire balance of the reserve upon evidence reasonably satisfactory to lender, that the property has achieved a debt service coverage ratio of 1.20x.

(3) At closing Borrower deposited $2,967,000 into the TILC Reserve. Such funds shall be used for tenant improvements and leasing commissions at the St. Luke's Property; provided, however, $126,000 shall be used to make generator lease payments in connection with the lease of a generator at the Property.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) In the event that lender's annual site inspection or otherwise reveals that maintenance or repairs at the property are necessary, and such maintenance or repairs are not completed to lender's reasonable satisfaction within ninety (90) days after lender has delivered written notice of such repairs or maintenance to borrower, borrower is required to make monthly deposits into the replacement reserve in an amount equal to $1,203.50.

(6) The borrower's members have incurred mezzanine debt in the aggregate principal amount not to exceed $15,500,000. In addition, the borrower's members have incurred secondary financing in the aggregate principal amount of $500,000. The borrower has also incurred secondary financing in connection with the St. Luke's Loan in an amount not to exceed $565,000.

(7)  Based on the June 1, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- St. Luke's at Cypress Woods (the "Subject") is a 144,415 square foot Class-A medical office property located in Houston, Texas. The Subject was constructed as part of an 80-acre master planned medical community, which will eventually include retail space, additional medical offices, and a continuing care facility. The master planned community was conceived by St. Luke's Episcopal Hospital ("St. Luke's") to be an all inclusive medical campus within the greater Houston area. Although St. Luke's does not have any ownership interest, they remain deeply committed to the success of the project. The Subject plans to offer a variety of complimentary services, which will include outpatient surgery, and it will also serve as a feeder system for the greater St. Luke's Hospital system located in downtown Houston, which is located approximately 25 miles away from the Subject.

- As of June 1, 2007, the Subject was 99% leased to 5 different tenants at a weighted average rent of $18.08/SF. The top three tenants are Kelsey-Seybold Clinic (87.0% of NRA, $17.77/SF, lease exp. 7/31/2020), Houston NW Primary Care (8.4% of NRA, $17.70/SF, lease exp. 8/31/2017), and Allen Chu (2.9% of NRA, $27.00/SF, lease exp. 11/30/2016). Kelsey-Seybold Clinic is a wholly owned subsidiary of St. Luke's, and its lease at the Subject is guaranteed by St. Luke's (Moody's/S&P: A1/AA).

- Kelsey-Seybold Clinic ("KSC") is the largest tenant leasing 125,712 square feet (87.0% of NRA) through July 2020. KSC is one of Houston's largest and most renowned private multi-specialty physician groups. KSC currently occupies 89,560 square feet, and is expected to take occupancy of the balance of their leased space (36,152 square feet) by September 2008. The organization cares for more than 400,000 Houston-area residents and employs more than 300 physicians and 1,800 employees. The clinic is comprised of 18 unique network clinics, focusing on primary and specialty medical services including research areas such as cancer, epilepsy, cardiology, diabetes and obstetrics. KSC is also recognized as the first contract medical service provider for the National Aeronautics and Space Administration (NASA).

- The Subject is located in the northern portion of Houston, and its location provides convenient access to the Houston CBD to the south and the residential areas to the north. The residential market surrounding the Subject has historically been very strong. The population within a one-mile radius is 5,650, three-mile radius is 98,305, and five-mile radius is 242,327. The estimated average household income within a one-mile, three-mile and five-mile radius is $95,820, $76,070 and $79,791, respectively. The Subject area is located in close proximity to the Greens Point Corridor, which contains over 17 million square feet of commercial development, with offices for various multinational corporations including Exxon Mobil Corporation.

- Per REIS as of second quarter 2007, the overall Houston office market contained 153.3 million square feet, of which 19.8 million square feet, or 12.9%, was vacant. This was in line with the first quarter 2007 vacancy rate of 12.9%. During 2006, 1.35 million square feet was added to supply, representing an increase of 0.9%. Still, net absorption for full year 2006 was a positive 3.9 million square feet. Average asking rent as of second quarter 2007 was $20.83/SF, up from first quarter 2007 average asking rent of $20.26/SF. The average asking rent for properties built after 1999 was $26.36/SF. The Subject is in the North/FM 1960 office submarket. The North/FM 1960 office submarket consists of 3.5 million square feet, of which 17.0% was vacant. This was in line with the first quarter 2007 vacancy of 17.0%. The vacancy rate for properties built after 1999 was 13.4%. Average asking rent was $14.85/SF, up from first quarter 2007 average asking rent of $14.58/SF, and the average asking rent for properties built after 1999 was $25.00/SF. The North/FM 1960 Class A office submarket consists of 670,000 square feet, of which 16.0% was vacant. This was down from first quarter 2007 vacancy of 17.0%. Average asking rent was $18.91/SF, up from first quarter 2007 average asking rent of $18.41/SF.

- The Sponsors for the Subject are Lea Richmond and Scott Honan. Lea Richmond founded the Lea Richmond Company and Richmond Development Company in 1975, and continued to run them successfully until Cousins Properties Inc. acquired them in 1996. He then acted as President of Cousins/Richmond until 2000, when he re-acquired the Company and formed Richmond Partners ("RP"). Scott Honan is the Chief Development and Construction Officer for Richmond Partners. Mr. Honan is a principal in RP along with Lea Richmond. Mr. Honan has worked with Lea Richmond since 1998. Mr. Honan has owned and operated several integrated companies between 1991 and 1998, all specializing in construction and real estate development. Prior

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     to joining Lea Richmond, one of Mr. Honan's last projects in 1998 was a four-phase project in Lake Mary, FL. This development was a mixed use office, medical office, wellness and assisted living facility. RP is headquartered in Atlanta, and is a full service development company, providing real estate services to major health care providers throughout the United States. RP is active in pre-development, construction, property management, accounting, asset management, marketing and leasing. RP and its related companies have developed approximately 3 million square feet of health-care-oriented facilities. The Sponsors report a combined net worth of approximately $35.9 million.

- Richmond Property Management, Inc. ("RPM"), a borrower related entity, is the property manager for the Subject. RPM provides facility management services for approximately 1.3 million square feet of health care projects. RPM's experience and networking within the medical community has resulted in a stellar record of performance. Buildings managed by RPM have won B.O.M.A. (Building Owners and Managers Association) awards for Southern, National or International Medical Office Building of the Year for 9 out of the last 10 years. All of the RP projects have been on or under budget and on or ahead of schedule for 31 years.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

LEASE ROLLOVER SCHEDULE (1)

                                                                       % OF TOTAL BASE
         # OF LEASES  AVERAGE BASE RENT  % OF TOTAL SF   CUMULATIVE %  RENTAL REVENUES   CUMULATIVE % OF TOTAL
  YEAR     ROLLING      PER SF ROLLING      ROLLING     OF SF ROLLING      ROLLING      RENTAL REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------
  2015        1             $ 1.00            0.2%            0.2%            0.0%                 0.0%
> 2015        4             $18.11           99.1%           99.3%          100.0%               100.0%
 Vacant      N/A             N/A              0.7%          100.0%           N/A                  N/A

(1)  Data is based on the rent roll dated June 1, 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                 LAKEVIEW PLAZA

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $31,200,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $31,200,000
FIRST PAYMENT DATE:           July 11, 2007
MORTGAGE INTEREST RATE:       5.9600% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                July 11,2017
MATURITY/ARD BALANCE:         $31,200,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is
                              three months prior to the Maturity Date.
LOAN PER SF(1):               $169
UP-FRONT RESERVES:            Engineering Reserve:             $20,750
                              Environmental Reserve:          $119,750
                              Tenant Reserve:            $1,695,000(2)
                              Free Rent Reserve:            $17,960(3)
ONGOING RESERVES:             Tax and Insurance Reserve: Yes(4)
                              Replacement Reserve:       Springing (5)
                              Rollover Reserve:          Springing (6)
                              Curtailment Reserve:       Springing (7)
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Southeast, New York
YEAR BUILT/RENOVATED:         1972/2000
SQUARE FEET:                  185,006
OCCUPANCY AT U/W(8):          93%
OWNERSHIP INTEREST:           Fee

                                       % OF TOTAL
MAJOR TENANT(S)                NRSF       NRSF      LEASE EXPIRATION
                              ------   ----------   ----------------
A&P                           45,366      24.5%         1/31/2019
Rite Aid                      11,115       6.0%         2/28/2014
Creative Kids Childcare       10,000       5.4%         8/31/2008

PROPERTY MANAGEMENT:          J.J. Sisca & Associates Building Corp.

                              12/31/2005   12/31/2006    3/31/2007       U/W
                              ----------   ----------   ----------   ----------
NET OPERATING INCOME:         $2,037,695   $2,076,551   $2,220,620   $2,580,433
NET CASH FLOW:                                                       $2,464,844
DSCR:                                                                   1.31x

APPRAISED VALUE:              $41,500,000
APPRAISAL DATE:               April 3, 2007
CUT-OFF DATE LTV RATIO(1):    75.2%
MATURITY/ARD LTV RATIO:       75.2%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The tenant reserve was established at closing in connection with the reletting of approximately 6,000 square feet of vacant space located on the first floor of the property and 12,000 square feet of vacant second floor office space.

(3) The free rent reserve was established at closing in connection with certain alternate rent/rent concessions due to Adelaide Environmental and PC Studio Architects PLLC.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date in June 2008, the borrower is required to deposit $3,080.54 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) Commencing on the payment date in June 2008, the borrower is required to deposit $14,580 per month into a rollover reserve to fund tenant improvement and leasing commission obligations, until such time as the balance in the rollover reserve is no less than $350,000 (the "Cap"), at which time the monthly deposit obligation will be suspended. Notwithstanding the foregoing, borrower will at any time have the right to make an additional deposit to the rollover reserve in the amount necessary to achieve the Cap, at which time the monthly deposit obligation will be suspended. At any time the balance in the rollover reserve falls below $100,000, the monthly deposit obligation will commence until the Cap is achieved.

(7) Commencing on June 30, 2012, borrower will provide evidence to lender of the debt service coverage ratio within forty-five (45) days after the end of such calendar quarter and for each calendar quarter thereafter (each calendar quarter on or after June 30, 2012, being the "DSCR Determination Date"). If on any DSCR Determination Date the debt service coverage ratio is not at least 1.20x, (which debt service coverage ratio is based upon (x) a debt service constant of 7.16%, (y) the rollover reserve at $0.75 per sq. ft and (z) the replacement reserve at $0.21 per sq. ft), the borrower must deposit on each payment

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     date the monthly sum of $10,196.96 until such time as the debt service coverage ratio is at least 1.20x for two consecutive DSCR Determination Dates. Any such funds escrowed will be returned to borrower if a debt service coverage ratio of 1.20x is achieved for two consecutive DSCR Determination Dates.

(8)  Based on the April 20, 2007 rent roll.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- Lakeview Plaza (the "Subject") is a 185,006 square foot anchored retail center located on the west side of NYS Route 22 in the town of Southeast, New York. The Subject consists of approximately 165,903 square feet of ground floor retail space and 26,042 square feet of second floor office space. The Subject is anchored by an A&P Supermarket, Rite Aid Drug Store and Blockbuster Video. Lakeview Plaza was originally constructed in 1972 as a 50,000 square foot retail center and was expanded in 1980, 1998 and 2000 to its current size. The Subject benefits from its strong location near the major interchange at I-684 and I-84. Additional access to the Subject is provided by Route 52 to the northwest, an active commercial thoroughfare, as well as through the continuation of Route 6 to the southwest. The subject location is also approximately five miles away from the Southeast Metro North stop.

- The Subject, as of April 2007, was 90% occupied, and Countrywide has a letter of intent for 6,000 square feet of retail space. Including the Countrywide Space, the Subject will be 92.9% leased. There are 4 office tenants and 34 retail tenants with rents ranging from $1.17/SF to $35.00/SF per year. Anchor space represents 32.2% of the net rentable area ("NRA"). The largest tenant at the Subject is A&P Supermarkets ($9.50/SF; 45,366 square feet; 24.5% NRA; lease exp. 1/31/2019). A&P Supermarkets operate approximately 410 supermarkets in nine states and the District of Columbia. In addition to the main A&P chain, the company operates seven other chains including Farmer Jack in Michigan, Super Fresh along the east coast, Waldbaum's in New York and New Jersey and Sav-A-Center in the South. Sales at A&P were $545.04/SF in the trailing twelve months ending 1/31/07, which was a 1.0% increase from the corresponding period in the previous year, and results in an occupancy cost of 1.7%.

- Other anchor tenants at Lakeview Plaza include Rite Aid and Blockbuster Video. Rite Aid ($13.20/SF; 11,115 square feet; 6.0% NRA; lease exp. 2/28/2014; NYSE: RAD), one of the nation's leading drugstore chains, has been at the property since 1999. For the trailing twelve month period ended February 2007 Rite Aid had $639.78/SF in sales, which was a 4.5% increase from the corresponding period in the previous year, and results in an occupancy cost of 2.1%. Blockbuster Video ($23.50/SF; 3,000 square feet; 1.6% NRA; lease exp. 8/31/2009; NYSE: BBI), which has been at the Subject since 1999, is a leading global provider of in-home movie and game entertainment, with over 8,000 stores throughout the Americas, Europe, Asia, and Australia.

- The Subject has 31 inline tenants including Creative Kids Childcare, The Guide and Wings Over Water, Ltd. Rents for the 31 inline retail tenants range from $1.17/SF to $35.00/SF with a weighted average in-place rent of $19.41/SF on a triple net basis. The inline retail space is 93.1% occupied and 99.1% leased when accounting for the Countrywide space. Rents for the four office tenants range from $13.00/SF to $17.22/SF with a weighted average in-place rent of $16.23/SF on a gross or base year real estate tax reimbursement basis, and occupancy for the office space is 53.1%. Including Countrywide's space, the office space would be

- The Subject is located in the Putnam County market and the Brewster submarket. Per the CoStar report for the first quarter of 2007, the Putnam County market has 95 total retail properties with 2,283,223 total square feet; while the Brewster submarket has 35 retail properties and 949,792 total square feet of retail space. The Putnam County retail market has an overall vacancy rate of 6.0%, while the Brewster submarket has a vacancy rate of 8.3% as of April 2007. A survey of the 8 large centers in Putnam County indicated a lower overall vacancy rate of 2.4%. Average asking rents are consistently around $19.00/SF, triple net, based upon a blending of anchor, junior anchor and in-line tenancies. The Subject currently has an average in-place rent of $16.93/SF. Including the Countrywide letter of intent, the Subject would have an average in-place rent of $17.08/SF.

- The Subject is located within the town of Southeast, close to the Connecticut State border. It is considered a suburban location and is less intensely developed as compared to neighboring counties such as Westchester. As a community shopping center anchored by a grocery store, the property draws most of its customers from the immediate area. There is very little competition within the Subject's major trade area. Additionally, the Subject's benefits from its positioning near I-684 and I-84, which allows for transient shoppers from outside the primary and secondary trade areas. Claritas estimates that in 2007, the population within a 5-mile radius of the Subject will be 51,563, which represents an increase of 7.5% over the 2000 level. Additionally, for 2007, Claritas estimates that there are 18,151 households, which represent an increase of 8.7% from 2000. Finally, the 2007 estimate for household income

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     is $82,479, which is an 8.1% increase from 2000.

- The Sponsor is Joseph J. Sisca Jr. Mr. Sisca founded his construction and management firm, JJ Sisca and Associates Building Corp. and Sisca Northeast in 1972. JJ Sisca and Associates Building Corp. has extensive experience with the construction and management of residential, senior housing, and commercial properties. Sisca has been responsible for many prestigious projects in the Tri-State region for long standing Fortune 500 clients such as Reader's Digest, Pepsi Cola, Novartis and the Carrier Division of United Technologies. The Subject will be managed by a borrower-affiliated entity, JJ Sisca and Associates Building Corp. Located in Brewster, NY, JJ Sisca & Associates Building Corp. manages over 600,000 square feet of commercial real estate across various asset types.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

LEASE ROLLOVER SCHEDULE (1, 2)

                                                                             % OF TOTAL BASE
           # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES    CUMULATIVE % OF TOTAL
  YEAR       ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       RENTAL REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------
  2008          4              $17.18            11.7%           11.7%            13.3%                 13.3%
  2009          8              $23.38             8.6%           20.3%            13.4%                 26.7%
  2010          9              $21.53             8.8%           29.1%            12.5%                 39.2%
  2011          6              $20.70            12.4%           41.4%            17.0%                 56.2%
  2012          4              $21.05             8.2%           49.7%            11.5%                 67.8%
  2014          2              $16.52             8.2%           57.8%             9.0%                 76.7%
  2015          3              $20.47             5.5%           63.3%             7.4%                 84.1%
  2019          1              $ 9.50            24.5%           87.8%            15.5%                 99.6%
 >2019          1              $ 1.17             5.1%           92.9%             0.4%                100.0%
 Vacant        N/A               N/A              7.1%          100.0%             N/A                  N/A

(1)  Data is based on the rent roll dated April 20, 2007.

(2) Data includes the Countrywide Home Loans letter of intent with an anticipated commencement date of November 1, 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                ESQUIRE PORTFOLIO

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $31,000,000
CUT-OFF DATE PRINCIPAL
BALANCE (1):                  $31,000,000
FIRST PAYMENT DATE:           April 11, 2007
MORTGAGE INTEREST RATE:       5.7860% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                March 11, 2014
MATURITY/ARD BALANCE:         $31,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/yield maintenance until the date that is
                              six months prior to the Maturity Date.
LOAN PER UNIT(1):             $144,860
UP-FRONT RESERVES:            Engineering Reserve:              $300,000
                              Debt Service Reserve:        $1,000,000(2)
                              Renovation Reserve:          $6,400,000(3)
ONGOING RESERVES:             Tax and Insurance Reserve:          Yes(4)
                              Replacement Reserve:          Springing(5)
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     New York, New York(7)
YEAR BUILT/RENOVATED:         Various(8)
UNITS:                        214(9)
U/W OCCUPANCY(10):            99%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Vantage Management Services, LLC

                                                                  U/W(11)
                                                                 ----------
NET OPERATING INCOME:                                            $3,423,170
NET CASH FLOW:                                                   $3,369,680
DSCR:                                                               1.85x
APPRAISED VALUE:              $42,100,000
APPRAISAL DATE:               February 5, 2007
CUT-OFF DATE LTV RATIO (2):   73.6%
MATURITY/ARD LTV RATIO:       73.6%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The debt service reserve was established at closing to pay estimated interest shortfalls to the extent gross income from operations at the property are insufficient to pay the projected monthly interest payment, mezzanine monthly interest payment, reserve funds and operating expenses payable in such month.

(3) The Renovation Reserve was established at closing to fund scheduled renovations at the properties.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the payment date in April 2009, the borrower is required to deposit an amount equal to $4,458.33 per unit per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The borrowers' direct and indirect shareholders have incurred mezzanine debt in principal amount of $3,170,000. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

(7) The Esquire Portfolio Loan is secured by four multifamily properties located in New York, New York.

(8) The Esquire Portfolio Loan properties were constructed between 1910 and 1930. All of the properties are currently undergoing renovations.

(9) In addition, the Esquire Portfolio Property contains approximately 5,000 square feet of retail space.

(10) Based on the December 14, 2006 rent roll.

(11) Historical financial statements were not provided. An in-place NOI of $960,996 is obtained if the rent roll is annualized and budgeted expenses are used.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                              PORTFOLIO INFORMATION

                             YEAR                                               ALLOCATED CUT-OFF DATE
PROPERTY NAME           BUILT/RENOVATED     LOCATION     UNITS   OCCUPANCY(1)       LOAN BALANCE(2)      APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------
3489 Broadway              1910/1997      New York, NY     79         99%              $13,494,118         $18,200,000
548 West 164th Street      1910/2004      New York, NY     56        100%              $ 6,929,412         $ 9,500,000
610 West 163rd Street      1930/1998      New York, NY     54        100%              $ 6,418,824         $ 8,800,000
519 West 143rd Street      1920/1988      New York, NY     25         96%              $ 4,157,646         $ 5,600,000
TOTAL/WTD. AVG.                                           214         99%              $31,000,000         $42,100,000

(1)  Occupancy is based on rent rolls dated December 14, 2006.

(2)  Based on a Cut-Off Date in September 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- The Esquire Portfolio (the "Portfolio") consists of four multifamily properties totaling 214 units located in Hamilton Heights, New York. The four properties contain 214 Class-B residential units and seven commercial / retail ground floor units containing approximately 5,000 square feet. The 214 residential units are composed of 5 studio units, 31 one-bedroom units, 73 two-bedroom units, 79 three-bedroom units, and 26 four-bedroom units. The four properties were built between 1910 and 1930. The apartment units range in size from 384 square foot studio apartments to 1,268 square foot three and four-bedroom apartments. As of December 2006, the portfolio was over 99% occupied with two vacant units. There are seven tenants occupying 100% of the retail space in the Portfolio.

- The Portfolio is located in the Hamilton Heights section of Manhattan. Typical housing consists of five-story, walkup apartment buildings; six-story, elevator apartment buildings; converted dwellings; and one- to four-family dwellings constructed between 1915 and 1929. Multiple local retailers are located in the area, particularly north of Columbia University near 112th Street, including clothing, electronic, furniture and jewelry stores. The 2006 average household income for this section was $32,218 with a median household income of $26,868.

- Apartment rentals in the area vary considerably depending on whether the units are regulated or free market. Per REIS, the Portfolio is located in the Morningside Heights submarket. According to the first quarter 2007 REIS report, the average asking rent was $2,096/unit per month, which was 8.7% higher than the 2006 first quarter average asking rent. The actual in-place rent at the Portfolio is $814/unit per month. The first quarter 2007 vacancy of 2.9% declined from the first quarter 2006 vacancy of 3.7% with no new units added in the past quarter. No major multifamily construction projects are planned for the subject's immediate area because of the scarcity of vacant land and market rents that are insufficient to justify the high cost of new construction.

- Of the 214 apartment units in the Portfolio, there are currently two vacant units, equating to a physical vacancy of approximately 1%. Due to the location of the properties and their construction date, the portfolio is subject to New York City rent control and rent stabilization laws, which can limit the amount that a rent-controlled or rent-stabilized unit's rent can be raised. As of December 2006, all units are either rent stabilized or controlled keeping the in-place rents far below market levels. Below is a table showing in-place rents for rent-controlled and rent-stabilized units in the Portfolio and corresponding market rents for the units:

   UNIT TYPE      IN-PLACE RENT ($/UNIT/MONTH)   MARKET RENT ($/UNIT/MONTH)
---------------------------------------------------------------------------
RENT-CONTROLLED
    STUDIO                    $379                         $1,050
   1-BEDROOM                  $476                         $1,450
   2-BEDROOM                  $425                         $2,250
   3-BEDROOM                  $638                         $2,550
RENT-STABILIZED
    STUDIO                    $712                         $1,050
   1-BEDROOM                  $756                         $1,450
   2-BEDROOM                  $792                         $2,250
   3-BEDROOM                  $905                         $2,550
   4-BEDROOM                  $983                         $2,950

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

- The sponsors plan to improve the subject's performance both through natural turnover of tenants as well as due diligence of illegal tenants and sub-tenants residing in rent-stabilized units. Rent increases for such stabilized units will be achieved in the following ways: a 17-20% increase is allowable to all units as they become vacant ("Vacancy Allowance"), 1/40th of Individual Apartment Improvements ("IAI") costs and 1/84th of the amount spent on major capital improvements to the overall property are permitted to be recovered and added to the monthly rent of such units. The current plan calls for apartment renovations on average of $60,000 per unit and an estimated $3.0 million in major capital improvements to the properties. As a result, the loan is structured with an Interior Apartment Improvement upfront reserve totaling $3.4 million and a Major Capital Item upfront reserve of $3 million. Given the significant difference between stabilized and market rent, the annual increase in cash flow from recovered units is expected to be significant.

- The borrowing entity is controlled by Apollo Real Estate Advisors ("Apollo") and Vantage Properties ("Vantage"). Both Apollo Real Estate Advisors and Vantage Properties are prominent New York City based real estate owners and operators with extensive real estate holdings, including similar multifamily properties subject to rent stabilization and control laws. They have successfully implemented their rent stabilized business strategy on over 7,000 units throughout New York City. As of October 2006, the combined sponsorship has demonstrated net worth of approximately $80 million with over $46 million in liquid assets. The Sponsorship has covenanted to maintain a liquidity of no less than $15 million throughout the loan term.

- Apollo through various entities, is an active investor in New York City multifamily properties. William Mack, who has 40 years of real estate experience, founded Apollo Real Estate in 1993. Since October 2005, Apollo has accumulated a portfolio of nearly 10,000 multifamily units, including the subject units and other significant holdings such as the 1,900 unit Lafayette Estates (Bronx, NY), the Amsterdam Apartments, a portfolio of 1,100 units throughout New York City, and the 455 unit Broadway Portfolio (New York, NY).

- Vantage was formed in January 2006 by Neil Rubler and commenced operations in March of 2006 with the acquisition of the 1,800 unit Delano Village (Harlem, NY) through a joint venture with Apollo. Since closing on Delano Village, Vantage has partnered with various entities including Apollo, Stellar Management, Taconic Partners, and Barclays Capital Partners. Vantage's portfolio includes the 1,000-unit Fairfield Towers in Brooklyn, the 360-unit portfolio in Washington Heights, and the 1,000 unit Aries portfolio on the upper west side of Manhattan. Vantage, with its affiliates, Vantage Management Services and V-Tech Construction Services, are supporting this conversion to market rent process by providing asset management, property management, and construction services to the subject portfolio and, to a limited extent, to third-party owned properties. The Portfolio is managed by Vantage Management Services. Vantage Management Services currently manages approximately 5,000 units in 53 buildings.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                     ARTISAN LAS VEGAS MULTIFAMILY PORTFOLIO

                                     [PHOTO]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $30,300,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $30,300,000
FIRST PAYMENT DATE:                  July 11, 2007
MORTGAGE INTEREST RATE:              5.7400% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       June 11, 2012
MATURITY/ARD BALANCE:                $30,300,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.
LOAN PER SF/UNIT(1):                 $67,934
UP-FRONT RESERVES:                   Engineering Reserve:           $202,875(2)
                                     Replacement Reserve:           $200,000(3)
                                     Mezzanine Loan
                                     Interest Reserve:            $1,160,000(4)
ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes(5)
                                     Replacement Reserve:          Springing(6)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            Las Vegas, Nevada(8)
YEAR BUILT/RENOVATED:                Various(9)
UNITS:                               448
OCCUPANCY AT U/W(10):                94%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Stout Management Company

                                                  TRAILING
                                                   TWELVE
                                                  MONTHS -
                       12/31/2005   12/31/2006   VARIOUS(11)      U/W
                       ----------   ----------   -----------   ----------
NET OPERATING INCOME:  $1,852,120   $2,168,905    $2,366,382   $2,505,247
NET CASH FLOW:                                                 $2,433,247
DSCR:                                                             1.38x

APPRAISED VALUE:                     $45,850,000
APPRAISAL DATE:                      Various(12)
CUT-OFF DATE LTV RATIO(1):           66.1%
MATURITY/ARD LTV RATIO:              66.1%

(1)  Based on the September 2007 cut-off date principal balance.

(2) The engineering reserve was established at closing to fund renovations to units in the Meadow Ridge Property.

(3) The replacement reserve was established at closing to fund ongoing repairs and replacements to units in the Spanish Oaks Property.

(4) The mezzanine loan interest reserve was established at closing for the purpose of establishing a reserve in an amount that is estimated to be sufficient to pay all interest shortfalls under the mezzanine loan to the extent that projected gross income from operations is insufficient to pay the mezzanine loan monthly interest payment.

(5) The borrowers are required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6) The borrowers are required to deposit $4,833.33 per month into a replacement reserve to fund ongoing repairs and replacements to the Meadow Ridge Property. After the up-front reserve is depleted to $54,000, the borrowers are required to deposit $4,500 per month into a replacement reserve to fund ongoing repairs and replacements to the Spanish Oaks Property.

(7) The sole members of borrowers have incurred mezzanine debt in the principal amount of $9,470,000.

(8) The Artisan Las Vegas Loan is secured by two multifamily properties, Meadow Ridge, 5055 Lindell Road, Las Vegas, Nevada and Spanish Oaks, 2301 South Valley View Boulevard, Las Vegas, Nevada.

(9) The Artisan Las Vegas Loan Properties were constructed between 1976 and 1990. Both properties were renovated in 2006.

(10) Based on the rent rolls dated March 14, 2007 through May 15, 2007.

(11) Based on the trailing 12 months operating statements dated February 28, 2007 for the Meadow Ridge Property and April 30, 2007 for the Spanish Oaks Property.

(12) Appraisals for the Artisan Las Vegas Loan Properties were performed between May 15, 2007 and May 22, 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                              PORTFOLIO INFORMATION

                       YEAR                                                  ALLOCATED CUT-OFF
PROPERTY NAME     BUILT/RENOVATED    LOCATION   UNITS   OCCUPANCY (1, 2)   DATE LOAN BALANCE (3)   APPRAISED VALUE
---------------   ---------------   ---------   -----   ----------------   ---------------------   ---------------
Meadow Ridge         1990/2006      Clark, NV    232           96%              $16,500,000          $24,400,000
Spanish Oaks         1976/2006      Clark, NV    216           92%              $13,800,000          $21,450,000
TOTAL/WTD. AVG.                                  448           94%              $30,300,000          $45,850,000

(1)  Occupancy for Meadow Ridge is based on a March 16, 2007 rent roll.

(2)  Occupancy for Spanish Oaks is based on a May 15, 2007 rent roll.

(3)  Based on a Cut-off Date in September 2007.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                             ADDITIONAL INFORMATION

- The Artisan Las Vegas Multifamily Portfolio (the "Portfolio") consists of two properties, Meadow Ridge and Spanish Oaks, totaling 448 units, located in Las Vegas, Nevada. Meadow Ridge is a 232-unit residential apartment complex located approximately five miles east of McCarran International Airport. Constructed in 1990, the property was 96% occupied as of March 2007. Spanish Oaks is a 216-unit residential apartment complex located approximately ten miles north of McCarran International Airport. Constructed in 1976, the property was 92% occupied as of May 2007.

- Between 2004 and 2006, the previous owner of Meadow Ridge spent approximately $1,800/unit renovating the vast majority of the units at the property. At closing, a renovation reserve of $200,000 was escrowed to complete renovation work in the remaining units as they roll. Between 2005 and 2006, the previous owner of Spanish Oaks spent approximately $3,070/unit renovating all of the units at the property. At closing, an upfront replacement reserve of $200,000 was escrowed for future capital expenditures. The renovations for both properties included counter re-surfacing, carpet replacement, painting, appliance replacement and other necessary upgrading. The properties each contain amenities such as a community pool, heated spa, tennis court, fitness room, common laundry facilities, covered parking, storage units, leasing office, clubhouse and fitness center. All units include walk-in closets with every master bedroom and a private patio or balcony.

- Per REIS, Meadow Ridge is located in the Spring Valley submarket of the Las Vegas metropolitan residential market. As of the March 2007 rent roll, the average in-place monthly rents at the property are $600/unit for studio units, $694/unit for one-bedroom units and $826/unit for two-bedroom units compared to submarket average asking rents of $595/unit, $772/unit, and $912/unit, respectively. As of the second quarter of 2007, the competitive set had average asking rents of $823/unit for one-bedroom units, $977/unit for two-bedroom units and $1,033/unit for three-bedroom units. The in-place rents at Meadow Ridge are significantly lower than its competitors in the local submarket. The ongoing renovations are expected to help Meadow Ridge achieve higher rents and compete better within the submarket. The submarket has an occupancy rate of 96.7% as of the second quarter of 2007 compared to the Las Vegas metro area occupancy rate of 95.2%. No new units have been added to the submarket this year and new construction is expected to be minimal over the next two years. The immediate area around Meadow Ridge has a total population of 30,917 in 12,566 houses. The median household income in the area is $52,147 with an average home value of $384,287.

- Per REIS, Spanish Oaks is located in the North Central submarket of the Las Vegas metropolitan residential market. As of the May 2007 rent roll, the average in-place monthly rents at the property are $658/unit for one-bedroom units and $779/unit for two-bedroom units compared to submarket average asking rents of $674/unit and $808/unit, respectively. As of the second quarter 2007, the competitive set had average asking rents of $713/unit for one-bedroom units, $772/unit for two-bedroom units and $858/unit for three-bedroom units. The in-place rents at Spanish Oaks are significantly lower that the competitive set. The ongoing renovations are expected to enable Spanish Oaks to achieve higher rents and better compete within the submarket. The submarket has an occupancy rate of 94.4% as of the second quarter of 2007, which trails to competitive set's occupancy rate of 95.5%. No new units have been added to the submarket this year and new construction is expected to be minimal over the next two years. The immediate area around Spanish Oaks has a population of 38,429 in 14,876 houses. The median household income in the area is $36,359 with an average home value of $307,284.

- The Las Vegas metropolitan area has a total population of just over 1.8 million as of 2006. The area as a whole has been experiencing significant growth. The unemployment rate has been in constant decline since 2002 to 4.0% in 2006. The subject properties are in close proximity to major employment centers including the Las Vegas Strip, McCarran International Airport, and the suburban hotel/casinos. The subject properties are within five miles of the Las Vegas Strip.

- The Sponsors are Martin S. Burger of Artisan Real Estate Ventures ("Artisan") and Jeffrey A. Fine of Fine Properties, LLC. Artisan was established in 2006 to take advantage of acquisition and development opportunities in specific markets. Artisan is led by Martin Burger, who has more than 20 years of real estate experience. Mr. Burger has extensive experience in the Las Vegas market having been the President of Related Las Vegas and Executive Vice President of The Related Companies, L.P. He led all of The Related Companies, L.P.'s efforts in the City of Las Vegas and Clark County, Nevada, and continues to serve as a member

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

     of the Executive Committee of the World Market Center in downtown Las Vegas. Fine Properties, LLC, is a real estate investment and development company focused on urban revitalization and residential development in Las Vegas. Prior to being President of Fine Properties, LLC, Mr. Fine worked at Max Capital Management Corp, an opportunistic real estate investment fund based in New York, where he assisted in the origination of approximately $500 million in assets and the disposition and management of approximately $2 billion in commercial real estate mortgages and equities. The Sponsors report a combined net worth of $66.7 million and liquidity of $8.2 million.

- Stout Management Company, a third-party manager, manages the Portfolio. Stout Management was founded in 1978 and manages more than 38 properties containing approximately 10,000 multifamily units in the Las Vegas metropolitan area. Stout Management provides extensive financial reporting, advertising, and marketing services. Lisa Recina is the president of Stout Management and has been involved in property management since 1978 and is a former president of the Nevada Apartment Association.

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

                           [INTENTIONALLY LEFT BLANK]

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

CREDIT SUISSE

                        REAL ESTATE DEBT CAPITAL MARKETS

CONTACT                        PHONE           FAX                     E-MAIL
BARRY POLEN
MANAGING DIRECTOR          212.325.3295   212.325.8104   barry.polen@credit-suisse.com

KEN RIVKIN
MANAGING DIRECTOR          212.538.8737   212.743.4762   ken.rivkin@credit-suisse.com

CHRIS ANDERSON
MANAGING DIRECTOR          212.325.3295   212.743.4790   chris.anderson@credit-suisse.com

ANDREW WINER
DIRECTOR                   212.325.3295   212.743.4521   andrew.winer@credit-suisse.com

DEREK BARCELONA
DIRECTOR                   212.325.2648   212.743.5830   derek.barcelona@credit-suisse.com

JASON FRUCHTMAN
VICE PRESIDENT             212.325.3492   212.743.4827   jason.fruchtman@credit-suisse.com

GLEN JACKWICZ
ASSISTANT VICE PRESIDENT   212.538.7172   917.326.3142   glen.jackwicz@credit-suisse.com

WILLIAM CUMBY
ASSOCIATE                  212.325.3295   212.743.4723   william.cumby@credit-suisse.com

                               STRUCTURED FINANCE

CONTACT                        PHONE          FAX                      E-MAIL
JEFFREY ALTABEF
MANAGING DIRECTOR          212.325.5584   212.743.5227   jeffrey.altabef@credit-suisse.com

REESE MASON
MANAGING DIRECTOR          212.325.8661   212.743.3416   reese.mason@credit-suisse.com

PRASHANT RAJ
VICE PRESIDENT             212.538.5773   212.743.5171   prashant.raj@credit-suisse.com

YOUSAF SAMI
ASSOCIATE                  212.325.5579   212.743.4860   yousaf.sami@credit-suisse.com

SEEFAT SAYEED
ANALYST                    212.538.2232   212.322.0902   seefat.sayeed@credit-suisse.com

NATHAN BAGNASCHI
ANALYST                    212.325.4972   212.743.0538   nathan.bagnaschi@credit-suisse.com

JOEL MONTANIEL
ANALYST                    212.538.0538   212.325.8253   joel.montaniel@credit-suisse.com

BLAIR LIEBER
ANALYST                    212.325.0978   212.743.0538   blair.lieber@credit-suisse.com

You have requested that Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and PNC Capital Markets LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141613) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.